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                                                                   Exhibit 99.1


PROSPECTUS

                            CIT FUNDING COMPANY, LLC
                            Receivable-Backed Notes
                              (Issuable in Series)

                            CIT FUNDING COMPANY, LLC
                                   Depositor

    The depositor will form an owner trust for each series of notes. Each owner trust will offer receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. Each series may include one or more classes of notes.

    Each owner trust will use the note sale proceeds to acquire a pool of contracts which the depositor will simultaneously transfer to the owner trust.

    The right of each class of notes to receive payments may be senior or subordinate to the rights of one or more of the other classes of notes. The rate of payment on the notes of any class will depend on the priority of payment of the class and the rate and timing of payments of the related contracts.

    The notes of each series will be obligations of the related owner trust only.

                              -------------------

Consider carefully the Risk Factors beginning on page 13 of this prospectus and the other Risk Factors included in the accompanying prospectus supplement.

                              -------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is  truthful or complete. Any representation to the contrary is a criminal offense.

                        -------------------------------

    This prospectus may be used to offer and sell a series of notes only if accompanied by the prospectus supplement relating to the notes. In the event that anything contained in this prospectus is inconsistent with the related prospectus supplement, the terms of the related prospectus supplement shall control.

                   The date of this Prospectus is August 16, 2005






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                               TABLE OF CONTENTS

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PROSPECTUS SUMMARY..........................................     4
RISK FACTORS................................................    13
THE DEPOSITOR...............................................    25
THE OWNER TRUSTS............................................    26
CIT FINANCIAL USA, INC., THE SELLER AND SERVICER............    27
CIT GROUP INC...............................................    29
THE ORIGINATORS.............................................    29
THE CONTRACTS...............................................    38
DESCRIPTION OF THE NOTES AND INDENTURE......................    59
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT..........    75
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................    82
ERISA CONSIDERATIONS........................................    91
RATINGS OF THE NOTES........................................    93
USE OF PROCEEDS.............................................    93
PLAN OF DISTRIBUTION........................................    94
LEGAL MATTERS...............................................    94
FINANCIAL INFORMATION.......................................    94
WHERE YOU CAN FIND MORE INFORMATION.........................    94
INDEX OF TERMS..............................................    96

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              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    The depositor tells you about the notes in two separate documents:

         this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series of notes; and

         the prospectus supplement related to the particular terms of your series of notes.

    The prospectus and the prospectus supplement, together, provide a description of the material terms of your notes. You should rely on the information in the prospectus supplement to the extent it provides a more specific description of your notes.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement. See 'Where You Can Find More Information' in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus and the accompanying prospectus supplement may only be used where it is legal to sell the notes.

    We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in each of the prospectus and accompanying prospectus supplement provide the pages on which these captions are located.

    Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the notes. These types of transactions may include bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes, the purchase of notes to cover syndicate short positions and the imposition of penalty bids.
For a description of these activities, please read the section entitled 'Plan of Distribution' in your prospectus supplement.

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                               PROSPECTUS SUMMARY

    The following is only a summary of the terms of the notes. It does not contain all information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement. In addition, you may wish to read the documents governing the sale of the contracts, the formation of the trust and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.

    There are material risks associated with an investment in the notes. See
'Risk Factors' beginning on page 13 and the 'Risk Factors' included in the accompanying prospectus supplement for your notes for a discussion of factors you should consider before investing in notes.

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Issuer and Owner Trust....................  For each series of notes, the depositor will form an owner trust and prepare a prospectus
                                            supplement. Each owner trust will own a pool
                                            of contracts and other assets. The depositor
                                            will identify the owner trust and trustee in
                                            your prospectus supplement.

Servicer..................................  CIT Financial USA, Inc. ('CIT Financial USA'),
                                            unless otherwise specified in your prospectus
                                            supplement.

Indenture Trustee.........................  For your series of notes, the depositor will identify the indenture trustee in your
                                            prospectus supplement.

The Notes.................................  Each owner trust will issue one or more classes of notes.

Terms of the Notes........................  See 'Description of the Notes and Indenture'
                                            in this prospectus and your prospectus
                                            supplement.

     Payment Dates........................  Each owner trust will pay interest and principal on notes on the dates specified in
                                            the prospectus supplement.

     Interest.............................  The prospectus supplement will state the interest rates for the notes described in such
                                            prospectus supplement.

     Principal............................  The principal payments to be made by the owner trust on notes will be as described in the
                                            prospectus supplement for such notes.

     Subordination........................  A class of notes may not be entitled to receive payments of principal and interest
                                            until after the owner trust pays one or more
                                            other classes of notes. This makes it more
                                            likely that senior notes will be paid all
                                            interest and principal due on

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
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                                            them, and less likely that subordinate notes
                                            will be paid all interest and principal due on
                                            them.

     Ratings..............................  An owner trust will not offer a series of notes pursuant to this prospectus unless one
                                            or more nationally recognized rating agencies
                                            have assigned investment grade ratings to the
                                            notes. For a more complete description of note
                                            ratings, see 'Ratings of the Notes' in this
                                            prospectus and in your prospectus supplement.

     Residual Payment Notes...............  An owner trust might issue one or more classes of notes entitled to some or all of the
                                            remaining payments of principal and interest
                                            on the related contracts after the trust has
                                            made all other payments it is required to
                                            make.

     Strip Notes..........................  An owner trust might issue one or more classes of notes providing for distributions of
                                            interest which are disproportionately large or
                                            small in comparison to the principal
                                            distributions, including:

                                                distributions of interest with no or only
                                                a nominal distribution of principal; or

                                                distributions of principal with no or only
                                                a nominal distribution of interest.

Trust Assets..............................  Each owner trust will make payments on notes it issues, primarily from funds from the
                                            following assets:

                                                equipment lease contracts,
                                                installment payment contracts,
                                                promissory notes,
                                                conditional sale agreements,
                                                financing agreements,
                                                loan and security agreements,
                                                deposits in bank accounts, and
                                                rights under financial guarantee insurance
                                                policies, if any.

The Contracts.............................  Your prospectus supplement provides the particular terms of your series of notes and
                                            information about:
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
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                                                the initial principal balance of the
                                                contracts transferred to the owner trust
                                                issuing the notes;

                                                the number of contracts;

                                                the average contract principal balance;

                                                the various types of contracts;

                                                the geographical distribution of the
                                                contracts;

                                                the remaining term of the contracts; and

                                                the weighted average remaining term of the
                                                contracts.

                                            All of the contracts will be commercial
                                            contracts. Most of the contracts are end-user
                                            contracts. End-user contracts relate to the
                                            financing by end-users of equipment or
                                            software and related support and consulting
                                            services. The obligors on the end-user
                                            contracts are the actual end-users. The other
                                            contracts are limited recourse loans to
                                            equipment manufacturers, dealers or
                                            distributors or to computer software
                                            distributors, all of which are secured by one
                                            or more end-user contracts.

                                            The 'contract principal balance' of any
                                            contract is the present value of the unpaid
                                            scheduled payments on that contract,
                                            discounted at a discount rate that will be
                                            stated in your prospectus supplement. This
                                            prospectus and the prospectus supplement refer
                                            to the aggregate of the contract principal
                                            balances of the contracts comprising any
                                            contract pool as the 'contract pool principal
                                            balance.'

Seller and Originators....................  CIT Financial USA will be the seller of the contracts to the depositor for deposit into
                                            the owner trust. The seller may originate or
                                            acquire contracts and may also acquire
                                            contracts originated or acquired by other
                                            affiliates. Prior to the offering of a series
                                            of notes, the seller may have sold contracts
                                            to the depositor for deposit into an owner
                                            trust used in connection with temporary
                                            financing arrangements. The depositor may
                                            acquire some or all of these contracts for
                                            deposit into the owner trust in connection
                                            with the offering and sale of a particular
                                            series of notes. See 'CIT Financial USA, Inc.,
                                            The Seller
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
                                            and Servicer' and 'The Originators' in this
                                            prospectus.

Contract Prepayments......................  Some contracts may:

                                                not permit the obligor to prepay or
                                                terminate the contract prior to its expiration
                                                date,

                                                allow for a prepayment or early
                                                termination upon payment of at least the
                                                contract principal balance,

                                                allow for a prepayment or early
                                                termination without the payment of the
                                                contract principal balance, or

                                                permit the obligor to prepay the contract
                                                at any time by paying the unpaid principal
                                                plus accrued interest.

Liquidated Contracts......................  Your prospectus supplement will describe how liquidation proceeds from a defaulted contract
                                            will be allocated.

Purchase of Contracts After the Closing
  Date....................................  To the extent provided in the related prospectus supplement, an owner trust may
                                            purchase additional contracts during a
                                            specified period after the closing date which
                                            may include a funding period, which can be up
                                            to six months (a 'Funding Period'), or such
                                            other period as specified in the related
                                            prospectus supplement, through the use of
                                            amounts deposited on the closing date in a
                                            prefunding account, which will not exceed
                                            one-third of the initial principal amount of
                                            the notes. If amounts in the prefunding
                                            account are not used to purchase additional
                                            contracts during the Funding Period, one or
                                            more classes of notes may be prepaid as
                                            further described in the prospectus
                                            supplement. In such an event, the holders of
                                            notes that are prepaid due to additional
                                            contracts not being purchased may be entitled
                                            to a prepayment premium if so specified in the
                                            prospectus supplement. Amounts deposited in
                                            the pre-funding account will not be available
                                            to cover contract losses.

                                            The prospectus supplement will specify the
                                            amount of the deposit to the pre-funding
                                            account.

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
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                                            To the extent provided in the related
                                            prospectus supplement, the depositor may be
                                            required to sell, and the trust may be
                                            required to purchase, contracts with an
                                            aggregate principal balance approximately
                                            equal to the amount on deposit in the
                                            pre-funding account. These requirements will
                                            be subject to:

                                                the availability of additional contracts;
                                                and

                                                any conditions provided in the related
                                                pooling and servicing agreement.

Additional Receivables, Revolving Period,
  Etc.....................................  To the extent specified in the related prospectus supplement, an owner trust may
                                            purchase, under certain circumstances,
                                            additional receivables from the seller during
                                            a revolving period. The 'revolving period' for
                                            an owner trust will be the period beginning on
                                            the related cut-off date and ending on the
                                            earlier of:

                                                the commencement of an 'early amortization
                                                period' (as specified in the related
                                                prospectus supplement); and

                                                the date specified as the 'scheduled
                                                revolving period termination date' in the
                                                related prospectus supplement.

                                            See the related prospectus supplement for a
                                            discussion of certain events that might lead
                                            to the early termination of the revolving
                                            period and, in certain limited circumstances,
                                            the recommencement of the revolving period.

                                            Unless otherwise provided in the related
                                            prospectus supplement, no payments of
                                            principal will be made on the notes and no
                                            amounts will be set aside for such purpose
                                            prior to the wind down period or the early
                                            amortization period (in each case, as more
                                            fully described in the related prospectus
                                            supplement). Unless an early amortization
                                            period has commenced, the 'wind down period'
                                            with respect to the trust will begin on the
                                            day following the related scheduled revolving
                                            period termination date and will continue
                                            until the earlier of:

                                                the commencement of an early amortization
                                                period; and
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
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                                                the date on which all related securities
                                                have been paid in full with respect to the
                                                trust.

                                            During the wind down period, certain amounts,
                                            to the extent specified in the related
                                            prospectus supplement, will be set aside for
                                            payments of principal on the notes, which will
                                            be made to the extent described in the related
                                            prospectus supplement.

                                            To the extent specified in the related
                                            prospectus supplement with respect to an owner
                                            trust, an early amortization period will begin
                                            upon the occurrence of an 'early amortization
                                            event' (as described in the related prospectus
                                            supplement) and will end on the earliest of:

                                                the payment in full of the outstanding
                                                principal balance of the notes;

                                                the termination of the relevant trust: and

                                                the recommencement, if any, of the
                                                revolving period.

                                            With respect to an owner trust, when an early
                                            amortization period begins, the revolving
                                            period and any then occurring wind down period
                                            will terminate and certain amounts (to the
                                            extent described in the related prospectus
                                            supplement) will thereafter be paid to the
                                            holders of the related securities. If an early
                                            amortization period commences during the wind
                                            down period, amounts, if any, on deposit in
                                            the note distribution account will be paid to
                                            the related holders to the extent, and at the
                                            times, described in the related prospectus
                                            supplement.

Capitalized Interest Account..............  To the extent provided in the related prospectus supplement, a portion of the
                                            proceeds from the sale of the notes may be
                                            deposited in a capitalized interest account to
                                            fund interest payments on the notes during a
                                            Funding Period. Amounts deposited in the
                                            capitalized interest account will not be
                                            available to cover contract losses.

                                            The prospectus supplement will specify the
                                            amount of the deposit in the capitalized
                                            interest account and the amount of interest,
                                            or formula

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
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                                            for determining the amount of interest,
                                            payable on the notes on each payment date.

                                            If the funds in the capitalized interest
                                            account are not completely used by the end of
                                            the Funding Period, they will be deposited in
                                            the collection account to be used for
                                            distributions on the notes on the next
                                            distribution date.

Mandatory Purchase or Replacement of
  Contracts...............................  CIT Financial USA will make representations regarding all the contracts sold to the
                                            depositor for transfer into the owner trust,
                                            whether or not it is the direct seller of the
                                            contracts to the depositor. In the event of an
                                            uncured material breach of any of these
                                            representations, CIT Financial USA must
                                            purchase or replace such contract.

                                            See 'The Contracts -- Representations and
                                            Warranties Made by CIT Financial USA' in this
                                            prospectus and 'Weighted Average Life of the
                                            Notes' in your prospectus supplement.

Leased Equipment..........................  The prospectus supplement will specify if the depositor will transfer to any owner trust the
                                            depositor's interest in equipment covered by
                                            lease contracts. The prospectus supplement
                                            will also state if amounts representing
                                            payment of the residual value of leased
                                            equipment are available to pay principal or
                                            interest on notes, and/or if a vendor or third
                                            party obligor has guaranteed the residual
                                            value of leased equipment.

Credit Enhancement........................  The depositor may arrange for credit enhancement for some notes. Credit enhancement
                                            may include:

                                                a cash collateral account;

                                                a financial guaranty insurance policy;

                                                subordination of one or more other classes
                                                of notes;

                                                a reserve account;

                                                overcollateralization;

                                                letters of credit or liquidity facilities;

                                                repurchase obligations;

                                                third party payments or other support;

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
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                                                cash deposits; or

                                                other arrangements which may become
                                                suitable in light of credit enhancement
                                                practices or developments in the future.

                                            Your prospectus supplement will describe any
                                            credit enhancement applicable to your notes.

Priority of Payments......................  The indenture trustee for your notes will apply contract payments as described in the
                                            prospectus supplement for your notes.

Optional Purchase of Contracts............  Once the principal balance of a note series is less than the percentage of the initial
                                            contract pool principal balance specified in
                                            the prospectus supplement, the depositor may
                                            repurchase all the contracts held by the owner
                                            trust. That would result in a redemption of
                                            the outstanding notes. See 'Description of the
                                            Notes and Indenture -- Optional Purchase of
                                            Contracts and Redemption of Notes' in this
                                            prospectus and in your prospectus supplement.

Substitution..............................  CIT Financial USA and the depositor may substitute into the owner trust one or more
                                            similar contracts for prepaid contracts or
                                            contracts in default. They may not make
                                            substitutions for defaulted contracts if all
                                            substitutions together would exceed 10% of the
                                            contract pool principal balance in the owner
                                            trust at any time. They are not required to
                                            replace any contract. See 'The
                                            Contracts -- Substitution of Contracts' in
                                            this prospectus.

U.S. Taxation.............................  The depositor will receive an opinion from
                                            McDermott Will & Emery LLP with respect to
                                            each series of notes to the effect that the
                                            notes will be characterized as debt and the
                                            owner trusts will not be characterized as
                                            'associations' or 'publicly traded
                                            partnerships' taxable as corporations for
                                            federal income tax purposes. By purchasing a
                                            note, you agree to treat your note as debt for
                                            federal, state and local income tax purposes.

                                            The depositor suggests that you consult your
                                            own tax advisor about the federal income tax
                                            consequences of purchasing, owning and
                                            disposing

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
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                                            of notes, and the tax consequences in any
                                            state or other taxing jurisdiction. See
                                            'Material Federal Income Tax Consequences' in
                                            this prospectus.

ERISA Considerations......................  Subject to the considerations described under
                                            'ERISA Considerations' in this prospectus, the
                                            notes may be purchased on behalf of employee
                                            benefit plans that are subject to the Employee
                                            Retirement Income Security Act of 1974, as
                                            amended, as well as individual retirement
                                            accounts and other plans subject to Section
                                            4975 of the Internal Revenue Code of 1986, as
                                            amended.

Registration, Clearance and Settlement of
  Notes...................................  Each of the notes will be registered in the name of Cede & Co., as the nominee of The
                                            Depository Trust Company. You may purchase the
                                            notes only in book-entry form on the records
                                            of The Depository Trust Company and
                                            participating members. The owner trust will
                                            issue the notes in definitive form only under
                                            the limited circumstances described in this
                                            prospectus under 'Description of the Notes and
                                            Indenture -- Issuance of Certificated Notes at
                                            a Later Date' in this prospectus.

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                                  RISK FACTORS

    You should carefully consider the following risk factors and additional risk factors listed in your prospectus supplement before you invest in the notes.

The Absence of an Existing Market for the Notes May Limit Your Ability to Resell the Notes

    There is currently no public market for the notes and we cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

Contract Prepayment, Ineligibility or Default May Cause Earlier Repayments of the Notes than You Expect and You May Not Be Able To Find Investments with the Same Yield as the Notes at the Time of the Repayment

    If your notes are prepaid, you may not be able to reinvest the principal repaid to you earlier than expected at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

    A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause an owner trust to pay principal on the notes sooner than you expected. Also, an owner trust may pay principal sooner than you expected if CIT Financial USA repurchases ineligible contracts. Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the notes sooner than you expected. For more information about the implications of an event of default under the indenture, see 'Description of the Notes and Indenture -- Events of Default; Rights Upon Event of Default.'

    The rate of early terminations or repurchases of contracts due to prepayments, ineligibility, or defaults is influenced by a variety of economic, social and other factors including:

          technological change;

          changes in customer requirements;

          the level of interest rates;

          the level of casualty losses;

          the overall economic environment; and

          global geo-political environment.

    A material percentage of contracts do not permit prepayment or early termination. Nevertheless, we have historically permitted lessees to terminate leases early either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium or both. Under

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the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract, in whole or in part, at any time if the payment, alone, or (in the case of a partial prepayment) together with the contract's remaining contract principal balance (after giving effect to such prepayment), is equal to the entire contract principal balance of the contract. The principal balance of a contract is the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your notes.

    We cannot assure you that prepayments on the contracts held by the trust will conform to any historical experience. We cannot predict the actual rate of prepayments which will be experienced on the contracts. However, your prospectus supplement will present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates. See 'Weighted Average Life of the Notes' in your prospectus supplement.

The Price at Which You Can Resell Your Notes May Decrease if the Ratings of Your Notes Change

    At the initial issuance of the notes, at least one nationally recognized rating agency will rate the notes in the categories specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address likelihood of the payment of principal and interest on the notes in accordance with their terms. At any time, the rating agencies may lower their respective ratings of the notes or withdraw their ratings entirely. In the event that a rating assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes or to resell them without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, see 'Ratings of the Notes' in this prospectus and the prospectus supplement.

The Rights of the Holders of a Class of Notes to Receive Payments of Interest and Principal may be Subordinated to One or More Other Classes of Notes

    Holders of subordinated classes of notes will bear more credit risk than more senior classes. Subordination may take the following forms:

         interest payments on any date on which interest is due will first be allocated to the more senior classes;

         principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

         subordinated classes bear the first risk of losses; and

         if the trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

    Your prospectus supplement will describe any subordination provisions applicable to your notes.

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The Subordination of Some Classes of Notes is Only a Limited Form of Credit
Enhancement and Does Not Ensure Payment of the More Senior Classes

    An owner trust will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

    The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.

Limited Assets are Available for Payment of the Notes; Noteholders Will Have No Recourse to the Originators, Depositor, Servicer or their Affiliates in the Event Delinquencies and Losses Reduce the Trust's Assets

    Each owner trust will be a limited purpose trust with limited assets. Moreover, you have no recourse to the general credit of the servicer, depositor, sellers, originators or their affiliates unless they provide credit enhancements that are described in the prospectus supplement. Therefore, you must rely solely upon the contracts and any credit enhancement described in your prospectus supplement for payment of principal and interest on the notes.

    An increase in delinquent or defaulted payments on contracts could result in your being paid less than you expect on the notes or in delays in payment.

    If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan for payments in respect of that contract. Most vendor loans are non-recourse to the vendors. In non-recourse loans you are limited to recovering amounts due solely from the end-user contracts and related security.

Even if an Owner Trust Repossesses and Sells the Equipment Relating to a Contract After an Obligor Defaults, Shortfalls in Amounts Available To Pay the Notes May Occur if the Market Value of the Equipment Has Declined

    If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the owner trust may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the depositor anticipates.

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Not Having Possession of Contract Files May Hinder an Owner Trust's Ability to
Realize the Value of Equipment Securing the Contracts

    To facilitate servicing and reduce administrative costs, the servicer or a sub-servicer (or their respective agents) will retain possession of the documents evidencing the contracts held by the owner trust. As a result, a subsequent purchaser of contracts could take physical possession of the documents without knowledge of their assignment. That subsequent purchaser could then have an interest in the contracts senior to the owner trust's interest. In the event that the owner trust must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the owner trust's ability to realize upon the equipment would be limited by the existence of the third party's senior interest in those contracts. In this event, there may be a delay or reduction in distributions to you.

    Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts. The applicable originator will file Uniform Commercial Code financing statements reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor's possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the owner trust's security interest in those contracts could be defeated. In this event, there may be a delay or reduction in distributions to you.

Failure to Take all Steps Necessary to Perfect Security Interests in Equipment, to Record Assignment of Security Interests to the Owner Trust or to Record Security Interests in Titled Equipment May Hinder the Owner Trust's Ability to Realize the Value of Equipment Securing the Contracts

    The depositor will receive security interests in financed equipment securing contracts from the seller, which will obtain security interests in financed equipment from the other originators or through its own origination activities. The depositor will assign the security interests to the owner trust. However, in some instances, the originators may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value of the equipment is less than the amounts described in the following paragraph. As a result, the originator will not acquire, and the depositor and owner trust will not have, a perfected security interest in the equipment. As a result, creditors of the end-user may acquire superior interests in the equipment.

    As originators, none of

          The CIT Group/Equipment Financing, Inc.

          CIT Technology Financing Services, Inc.;

          CIT Communications Finance Corporation;

          CIT Technologies Corporation; or

          CIT Financial USA

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


files financing statements against an obligor in the appropriate filing jurisdiction unless the fair market value of the equipment relating to a contract is at least $25,000 (or such other amount as it may in the future determine). However, if the contract is a lease with a fair market value purchase option, then the threshold fair market value of the equipment is at least $50,000.

    Additionally, regardless of equipment value, the depositor's practice is to require the originators to annotate their records to note the depositor's security interest but not to require the filing of assignments of financing statements for the equipment to reflect the depositor's, the owner trust's or the indenture trustee's interests. Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. The owner trust would then not have a security interest in the equipment.

    Also, any transfer to the depositor of an originator's security interest in motor vehicles securing the contracts is subject to state vehicle registration laws. The depositor's transfer of a security interest in motor vehicles to the owner trust is also subject to these registration laws. These registration laws require that the secured party's name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party's security interest to be perfected. The applicable originator will be identified on the certificates or similar registrations of title. However, the certificates of title or similar registrations of title will not identify the depositor or owner trust as secured party. In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located. The relevant originator will not file assignments of fixture filings in favor of the depositor or owner trusts. Therefore, a third party could acquire an interest in the motor vehicles or real estate fixtures superior to that of the owner trust.

Repurchase Obligation of the Seller Provides You Only Limited Protection Against Prior Liens on the Contracts or Equipment

    Federal or state law may grant liens on contracts or equipment that have priority over the owner trust's interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the trust. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising under federal or state law is a tax lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the owner trust. The tax lien has priority over the interest of the owner trust in the contracts.

    In most cases where vendors have assigned contracts to originators, the vendors have warranted to the originators that there are no prior liens on the contracts. Additionally, where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators. In all cases, the seller will warrant to the depositor and the owner trust that there are no prior liens on the contracts. The seller also will warrant to

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


the depositor and the owner trust that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller is required under the pooling and servicing agreement to repurchase the contract. There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.

If a Bankruptcy Court Rules that the Transfer of Contracts from a Vendor to an Originator was not a True Sale, then Payments on the Contracts may be Reduced or Delayed

    Vendors sell contracts to the originators, which contracts will be transferred directly or indirectly to the depositor and then the owner trust. If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor's bankruptcy estate. Accordingly, the contract would be available to the vendor's creditors. In that case, it is unlikely the trust will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you. In order to treat the transfer of contracts to the trust as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the owner trust's interest in the contracts.

If a Bankruptcy Court Determines that the Transfer of Contracts from Originators to the Seller, from the Seller to the Depositor or from the Depositor to the Owner Trust was not a True Sale, then Payments on the Contracts Could be Reduced or Delayed

    If an originator, the seller or the depositor became a debtor in a bankruptcy case, creditors of that party, or that party acting as a debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of contract payments to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to the noteholders for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditors or the debtor-in-possession, the result may be reductions in payments under the contracts to the trust. In either case, you may experience delays or reduction in distributions to you. In addition, a bankruptcy trustee or debtor-in-possession would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be. The bankruptcy trustee or debtor-in-possession could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. In addition, in agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.

Insolvency of the Vendors Could Delay or Reduce Payments to You

    In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor's obligation to make payments could also become subject to the insolvency proceedings. In that event, payments to the owner trust in respect of those vendor contracts may be reduced or delayed. Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the owner trust. In those cases in which transfers of end-user contracts by a vendor to an originator provide that the originator has recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor's bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.

Some Vendor Programs May Terminate Prior to Repayment of Notes

    Certain affiliates of CIT Group Inc. ('CIT') currently are, and in the future certain of CIT's affiliates may become, parties to joint ventures or other vendor programs and/or relationships with suppliers of consumer and business equipment pursuant to which CIT's affiliates will have the right to purchase finance receivables which may then be sold to an owner trust. Any of these joint ventures and vendor programs may terminate while an owner trust owns finance receivables originated by that joint venture or vendor program. If the joint venture or vendor program that originated receivables owned by the owner trust that is the issuer of your notes terminates prior to the repayment in full of your notes, the effect could be a reduction of or delay in payments that you expect to receive on the notes.

End-User Bankruptcy May Reduce or Delay Collections on the Contracts and Disposition of Equipment Relating to These or Other Defaulting End-Users May be Delayed or May not Result in Complete Recovery of Amounts Due

    Bankruptcy and insolvency laws could affect your interests in contracts with end-user obligors who become subject to bankruptcy proceedings. Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. Foreclosure sales of equipment and obtaining deficiency judgments following foreclosure sales may not yield sufficient proceeds to pay off the balance owed on a contract. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's or owner trust's security interest in the equipment securing the contract. The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract.

Change in Servicer May Result in Late Payments on Securities

    If CIT Financial USA (or other servicer designated in the prospectus supplement) were to cease acting as servicer, the processing of payments on the contracts and information relating to collections could be delayed. These processing delays may result in late payments on the securities.

Transfers of Assets and Exiting of Lines of Business May Affect the Servicer and Portfolio

    CIT continues to evaluate each of its business lines for profitability and strategic purposes. Certain business lines have been and may continue to be transferred among CIT's business segments. CIT may choose to exit non-strategic or non-profitable business lines. The transfer of business lines within CIT or the exiting by CIT from a line of business may adversely affect portfolio servicing and performance.

Commingling of Collections Could Result in Reduced Payments to You

    The pooling and servicing agreement may permit the servicer to deposit collections on the contracts into the collection account once each month. The servicer may commingle and use the collected cash for its benefit prior to the date on which the collections are required to be deposited in a collection account, as described under 'Description of the Pooling and Servicing
Agreement -- Collections on Contracts.' If the servicer becomes insolvent or subject to receivership, an owner trust may not have a perfected ownership or security interest in these collections and you may suffer losses on your investment as a result. If the servicer is otherwise unable to deposit the funds in the collection account, you could incur a loss from such failure.

Bankruptcy of Depositor or the Owner Trust May Cause Delays in or Reduce Collections Under the Contracts

    If an owner trust or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust. Under the bankruptcy laws, payments on debts are not made, and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to the circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the owner trust's assets.

The Seller's Obligation to Repurchase Contracts Could be Impaired by Bankruptcy

    CIT Financial USA will make representations and warranties regarding all of the contracts, the equipment and other matters. See 'The Contracts -- Representations and Warranties Made by CIT Financial USA.' If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of the contract is materially and adversely affected by the breach, CIT Financial USA must purchase the contract from the applicable owner trust at a price equal to the amount required to pay off the contract. If CIT Financial USA becomes bankrupt or insolvent, each indenture trustee's right to compel a purchase would both be impaired and have to be satisfied out of any available assets of the seller's bankruptcy estate. In that case, you may suffer a loss on your investment in a note as a result.

Contracts Relating to Software Or Related Support and Consulting Services are not Secured by the Software or Related Services

    Some of the contracts held by the owner trust will relate to software that is not owned by an originator. In addition, some of the contracts held by the owner trust may contain provisions for related support and consulting services. In these instances, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the owner trust will not have an interest in the software or related support and consulting services. The owner trust will own solely the associated contracts' cash flow. Accordingly, if any of these contracts becomes a defaulted contract, the owner trust will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the owner trust must look solely to the obligor to collect amounts due on the contract. Additionally, as a result of such related support and consulting services, an obligor may choose not to make a payment on a contract if the obligor is unsatisfied with such related support and consulting services. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.

Limitations on Enforceability of Security Interests in the Equipment May Hinder the Owner Trust's Ability to Realize the Value of Equipment Securing the Contracts

    State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the owner trust's ability to obtain or dispose of collateral in a timely fashion. This could reduce or delay the availability of funds to pay the notes. Under these state law limitations:

         if the obligor becomes bankrupt or insolvent, the owner trust may need the permission of a bankruptcy court to obtain and sell its collateral;

         some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession; and

         the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

Bankruptcy Court Rejection of 'True Leases' May Reduce Funds Available to Pay Notes

    A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to assume or reject any executory contract or unexpired lease which is considered to be a 'true lease' under applicable law. A 'true lease' is a contract under which the applicable originator or vendor holds a residual interest in equipment of more than a nominal amount. Some contracts will be true leases and thus subject to rejection by the lessor under federal bankruptcy or similar state laws. For this reason, the originator, as debtor-in-possession or the originator's bankruptcy trustee may reject the leases of which that originator is the lessor. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses. In addition, any contract which is a true lease that a vendor originated and transferred to an originator in a transaction whereby the vendor continues to be the lessor, will be subject to rejection by the vendor, as debtor in possession, or by the vendor's bankruptcy trustee. An example of this transaction is a transfer by a vendor to an originator of a security interest in the lease contract or a transfer by a vendor to an originator of an interest in the right to payments only under the lease contract. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.

If the Seller Does Not Originate or Acquire a Sufficient Number of Contracts During the Funding Period Meeting the Criteria for Sale to the Depositor, Amounts Remaining in the Prefunding Account Will be Distributed to Noteholders as Payments of Principal

    If the related prospectus supplement for your notes provides that the owner trust may purchase contracts from the depositor after the closing date from proceeds deposited in a prefunding account, then if the seller does not originate or purchase enough contracts to sell to the depositor satisfying the eligibility criteria for contracts as described in the related prospectus supplement during the Funding Period, then the depositor will not have enough contracts to sell to the related owner trust before the Funding Period ends. This may result in prepayments of principal to noteholders.

    Unless otherwise specified in the related prospectus supplement, to the extent that amounts on deposit in the Prefunding Account have not been fully applied to the purchase of contracts by the related owner trust by the end of the Funding Period, noteholders will receive a prepayment of principal in an amount equal to the amount remaining in the Prefunding Account at such time, which prepayment will be made on the first distribution date following the end of the Funding Period or, if the Funding Period ends on a distribution date, on that distribution date. It is anticipated that the principal amount of contracts purchased by the owner trust will not be exactly equal to the amount on deposit in the Prefunding Account and that therefore there will be at least a nominal amount of principal prepaid to the noteholders at the end of any Funding Period. Any reinvestment risk resulting from a partial retirement of the notes will be borne by the noteholders.

Electronically Signed Documents or Documents Deemed Accepted Without Signatures May Give Rise to Risks that are not Found in Customary Hard Copy Signatures

    Some of the lease documentation relating to the contracts may enable a borrower to electronically sign documents, such as through an online process in an electronic transaction. This process and the related lease documentation may give rise to challenges by borrowers based on laws relating to issues that are currently untested in courts. Similarly, some of the lease ancillary documentation relating to the contracts provides for documentation for leases of additional equipment through the delivery of a written form delivered to an obligor. In such case, the obligor does not execute this written form. Rather, the obligor is deemed to have accepted the lease of additional equipment and the terms of the related written form, if the obligor does not object in writing within a specified period of time. This process and the related lease documentation may also give rise to challenges by such obligors. These risks may adversely affect the collectibility or enforceability of the contracts which, as a result, would reduce amounts available for payment to holders of the notes, such that you may suffer a loss.

The Weighted Average Life of the Notes will also be Influenced by the Ability of the Owner Trust to Reinvest Collections on the Receivables during any Revolving Period

    If provided for in the accompanying prospectus supplement, the weighted average life of the notes will also be influenced by the ability of the owner trust to reinvest collections on the receivables during any revolving period. The ability of the owner trust to reinvest those proceeds will be influenced by the availability of suitable receivables for the owner trust to purchase and the rate at which the principal balances of the receivables are paid.

Book-Entry Registration May Limit Your Ability To Resell Your Notes

    If the related prospectus supplement specifies that holders of notes issued by an owner trust will hold their notes through a clearing agency or one of its participating organizations, the notes will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to individual noteholders. These noteholders will not be recognized directly by the trustee of the owner trust or the indenture trustee and must exercise all of their rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued. Physical certificates will only be issued in the limited circumstances described in the prospectus section titled 'Description of the Notes and Indenture -- Book-Entry Registration.' The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream, Luxembourg or Euroclear.

The Addition and Substitution of Contracts May Adversely Affect Cashflow and May Decrease the Yield on the Notes

    If a significant number of contracts are added or replaced, this could affect the rate at which funds are distributed on the notes and decrease the yield to noteholders. The transaction documents will permit CIT Financial USA under certain circumstances, to substitute or add qualifying contracts. The addition or substitution of contracts may include contracts that have different payment due dates, installment amounts and maturity dates than the existing or substituted contracts.

    CIT Financial USA may only add or substitute leases that meet qualifying characteristics and conditions. The ability of CIT Financial USA to acquire such contracts depends upon its ability to originate enough contracts that meet the specified eligibility criteria. This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally. The addition or substitution of contracts could increase the geographic, equipment or other concentrations of the related contract pool. Consequently, any adverse economic or social factors that particularly affect a particular geographic area, certain types of equipment or other concentrations of contracts in the related contract pool may adversely affect the performance of the contract pool, which, in turn, could affect the rating of the notes or reduce amounts available for payment to holders of the notes.

Technological Obsolescence of Equipment May Reduce Value of Collateral

    If technological advances relating to office equipment cause leased equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a contract default and you may not recover the full amount of your notes.

                                 THE DEPOSITOR

    The depositor is CIT Funding Company, LLC, a limited liability company organized under the laws of the State of Delaware. CIT Financial USA owns all of the depositor's membership interests. On or before the closing date for a series of notes the depositor will arrange for CIT Financial USA to transfer contracts and interests of the originators in the related equipment to the depositor in exchange for cash proceeds. The transfer of a contract and related equipment to the depositor will be from either or both of:

          CIT Financial USA; or

         The CIT Equipment Trust -- VFC Series, a trust the depositor established to finance contracts and related equipment interests through a warehouse receivable securitization facility.

    In each case CIT Financial USA will have obtained contracts and equipment interests from the originators or shall itself have been the originator or shall have acquired contracts from third parties not affiliated with CIT Financial USA.

    The depositor will pay to CIT Financial USA, as seller, or the receivables securitization facility trust noted above, as the case may be, the net proceeds received from the sale of the notes of each series.

    CIT Funding Company, LLC, the depositor, was formed solely for the transactions described in this prospectus and other similar transactions. Under the depositor's formation documents and the pooling and servicing agreement executed in connection with each owner trust, the depositor is permitted to engage only in the following activities:

         acquiring contracts, interests in pools of contracts and interests of originators in equipment and other real or personal property;

         transferring and conveying the contracts and security interests in the related equipment to owner trusts and other similar trusts;

         issuing and selling (through owner trusts) notes, certificates or other securities secured by or representing interests in pools of contracts and other property;

         executing and performing obligations under the relevant trust agreements, sale and contribution agreements, and pooling and servicing agreements covering the transfer and servicing of a pool of contracts;

         holding or transferring other securities issued by each owner trust;

         investing proceeds from the sale of securities representing interests in pools of contracts;

         engaging in other transactions, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental or connected to the foregoing; and

         other transactions of the type described in this prospectus.

    The depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any owner trust and the issuance of the related series of securities issued by such owner trust. The depositor is not responsible for payment of any principal, interest or any other amount in respect of any series of notes.

                                THE OWNER TRUSTS

    The depositor will form each owner trust under a trust agreement between the depositor and the owner trustee, as described in your prospectus supplement. Each owner trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the owner trust. The trust will not offer the beneficial ownership interests under this prospectus.

    The assets of each owner trust, as further specified in your prospectus supplement, will consist of:

       (1) a pool primarily of the following types of contracts:

              equipment lease contracts,

              conditional sale/financing agreements,

              installment payment agreements,

              promissory notes, and

              loan and security agreements;

       (2) amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the pooling and servicing agreement;

       (3) the depositor's rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and

       (4) the depositor's rights with respect to any cash collateral account or other form of credit enhancement for the notes.

    The owner trust will have the right to:

         all funds payable under the contracts after the cut-off date, the date on which the owner trust's right to contract payments commences. This includes all scheduled but unpaid amounts due prior to the cut-off date, but excludes any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an owner trust. This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;

         prepayments, except for any portion allocated to the depositor in respect of equipment leases;

         liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the depositor under an equipment lease;

         earnings from the investment of funds in the collection account and note distribution account maintained by the servicer; and

         security interests in the equipment related to the contracts, but excluding ownership rights.

    No owner trust will engage in any business activity other than issuing notes and ownership interests in the owner trust;

         purchasing contracts and related assets;

         holding and dealing with the assets of the owner trust;

         making payments on the notes and other securities it issued;

         entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents; and

         matters incidental to the above.

    The assets of an owner trust will be separate from the assets of all other owner trusts the depositor creates. Accordingly, subject to any discussion of cross-collateralization of contracts of different owner trusts contained in the prospectus supplement for your notes, the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.

    The depositor will specify the owner trustee of the owner trust for notes being offered in your prospectus supplement. The owner trustee's liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement. An owner trustee may resign at any time, in which event the depositor or its designee must appoint a successor owner trustee. The depositor or its designee may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.

                CIT FINANCIAL USA, INC., THE SELLER AND SERVICER

    CIT Financial USA will be the seller and, with respect to certain series of notes, will be the servicer. However, if the depositor selects a different servicer for any particular series of notes, the relevant prospectus supplement will state which entity will act as servicer and will provide information about that servicer. In addition, CIT Financial USA (or the servicer designated in your prospectus supplement) may designate one or more of the originators to act as a subservicer for any particular series of notes and, as subservicer, to perform all or most of the servicing responsibilities described in this prospectus under 'Description of the Pooling and Servicing Agreement.' All references in this prospectus and any related prospectus supplement to the 'servicer' or to CIT Financial USA (or the servicer designated in your prospectus supplement) in a servicing capacity shall include CIT Financial USA acting through any subservicer or any agent.

    CIT Financial USA was incorporated on January 8, 1992 in Delaware and is an indirect wholly owned subsidiary of CIT. Its principal executive offices are located at 1 CIT Drive, Livingston, New Jersey 07039 and its telephone number is
(973) 740-5000.

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


    CIT Financial USA originates and acquires

          conditional sales/financing agreements;

          equipment lease contracts;

          promissory notes;

          installment payment agreements; and

          loan and security agreements.

    These contracts finance equipment of the following types:

          transportation;

          construction;

          information technology (including software);

          communications;

          commercial; and

          industrial and resource.

    CIT Financial USA typically structures its vendor financing arrangements as direct originations with customers and end-users of a vendor's products, either with or without recourse, or assignments of contracts, either with or without recourse, by a vendor or other third party to CIT Financial USA.

    CIT Financial USA will sell to the depositor contracts which the seller will have originated or acquired from other originators. CIT Financial USA will sell its contracts to the depositor under a purchase and sale agreement containing seller representations and warranties as to the contracts sold to the depositor by CIT Financial USA and its affiliates. Prior to the offering of your series of notes, CIT Financial USA may have sold contracts to the depositor for deposit into an owner trust used in connection with a warehouse receivables securitization facility. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes or such trust may sell the contracts directly to the owner trust.

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


                                 CIT GROUP INC.

    CIT, a Delaware corporation, is a global commercial and consumer finance company with $58.1 billion of managed assets and $6.4 billion of stockholders' equity at June 30, 2005. CIT's principal executive offices are located at 1211 Avenue of the Americas, New York, NY 10036 and its telephone number is
(212) 536-1211. CIT commenced operations in 1908. CIT has developed a broad array of 'franchise' businesses that focus on specific industries, asset types and markets, with portfolios diversified by client, industry and geography.

    CIT is organized into six business segments as follows:

          Specialty Finance -- Commercial,

          Specialty Finance -- Consumer,

          Commercial Services,

          Corporate Finance

          Equipment Finance, and

          Capital Finance.

    Certain segments conduct their operations through strategic business units that market their products and services to satisfy the financing needs of specific customers, industries, vendors/manufacturers, and markets.

    CIT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission').

    CIT will have no liabilities or obligations with respect to any of the notes.

                                THE ORIGINATORS

    The contracts in the contract pool will generally be originated or acquired by originators within the Specialty Finance business segment or originators within the Equipment Finance business segment.

  Specialty Finance -- Commercial

    The Specialty Finance -- Commercial ('SF') segment's financing and leasing assets include small ticket commercial financing and leasing assets, vendor programs, and loans guaranteed by the U.S. Small Business Administration. Owned financing and leasing assets of SF totaled $10.7 billion at June 30, 2005, representing approximately 21% of CIT's total financing and leasing assets. On a managed asset basis, SF assets totaled $14.5 billion, representing approximately 25% of CIT's total managed assets. SF operates globally through operations in North America, Europe, Latin America, Asia and Australia, and serves many industries including a wide range of manufacturers. Additionally, SF customers range from small businesses and consumers to large-sized companies.

    SF forms relationships with industry-leading equipment vendors, including manufacturers, dealers and distributors, to deliver customized asset-based financing solutions. SF offers credit financing to the manufacturer's customers for the

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


purchase or lease of the manufacturer's products, while also offering enhanced sales tools to manufacturers and vendors, such as asset management services, efficient lease and loan processing, and real-time credit adjudication. By working in partnership with its vendors, SF is integrated with the vendor's business planning process and product offering systems. SF has significant vendor programs in information technology and telecommunications equipment.

    These vendor alliances are also characterized by the use of joint ventures, profit sharing and other transaction structures. In the case of joint ventures, through a contractual arrangement, SF and the vendor combine activities into one business model in a distinct legal entity. Generally, these arrangements are accounted for on an equity basis, with profits and losses distributed according to the joint venture agreement. SF also utilizes strategic alliances, whereby the assets are funded on Specialty Finance's balance sheet, while profits and losses are shared with the vendor. SF's strategy is to align its interests with those of its vendor partners. These types of strategic alliances are a key source of business for SF.

  Equipment Finance

    Owned financing and leasing assets of Equipment Finance ('EF') totaled $4.6 billion at June 30, 2005, and comprised approximately 9% of CIT's total financing and leasing assets. On a managed asset basis, EF totaled $7.2 billion or approximately 12% of total managed assets. EF is a diversified, middle-market secured equipment lender with a strong market presence throughout North America. EF provides customized financial solutions for its customers, which include manufacturers, dealers, distributors, intermediaries, and end-users of equipment. EF's financing and leasing assets include a diverse mix of customers, industries, equipment types and geographic areas.

    Primary products in EF include loans, leases, wholesale and retail financing packages, operating leases, sale-leaseback arrangements, portfolio acquisitions, revolving lines of credit and in-house syndication capabilities. A core competency for EF is assisting customers with the total life-cycle management of their capital assets including acquisition, maintenance, refinancing and the eventual liquidation of their equipment. EF originates its products through direct relationships with manufacturers, dealers, distributors and intermediaries and through an extensive network of direct sales representatives and business partners located throughout the United States and Canada. Competitive advantage is built through an experienced staff that is both familiar with local market factors and knowledgeable about the industries they serve. Operating efficiencies are realized through EF's two servicing centers located in Tempe, Arizona, and Burlington, Ontario. These offices centrally service and collect all loans and leases originated throughout the United States and Canada.

The Companies which may be Originators

    The information in this section describes several companies which, in addition to CIT Financial USA, may be the originators of a particular pool of contracts

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


and sellers of contracts to the depositor. Your prospectus supplement may provide information on other originators. Each of the seller and originators will be an indirect wholly owned subsidiary of CIT.

  CIT Technology Financing Services, Inc.

    CIT Technology Financing Services, Inc. provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers.

    CIT Technology Financing Services, Inc. is headquartered in Livingston, New Jersey. The CIT Technology Financing Services, Inc. portfolio, which includes both contracts owned by CIT Technology Financing Services, Inc. and contracts serviced on behalf of others, is primarily comprised of leases of and loans on the following equipment types:

          computer;

          machine tool manufacturing;

          copier;

          medical/dental;

          printing; and

          automobile test/repair.

  CIT Communications Finance Corporation

    CIT Communications Finance Corporation supports the sales of Avaya Inc. and NCR Corporation equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. Avaya manufactures and distributes telecommunications and related equipment. NCR Corporation manufactures and distributes information technology, including retail point-of-sale systems, automated teller machines and computers. The CIT Communications Finance Corporation portfolio of contracts is primarily comprised of both leases of and loans on the following equipment types:

          telecommunication;

          retail point-of-sale system;

          automatic teller machine; and

          computer.

  CIT Technologies Corporation

    CIT Technologies Corporation provides leasing, financing and remarketing of computer equipment, electronics, manufacturing and other capital equipment. CIT Technologies Corporation was established in 1987 and is headquartered in Livingston, New Jersey.

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


  The CIT Group/Equipment Financing, Inc.

    The CIT Group/Equipment Financing, Inc. offers secured equipment financing and leasing and focuses on the broad distribution of its products through manufacturers, dealers/distributors, intermediaries and direct calling efforts in North America. The CIT Group/Equipment Financing, Inc. is a wholly-owned subsidiary of CIT with headquarters in Tempe, Arizona.

Underwriting and Servicing

  Credit Management Philosophy

    In response to CIT's growing businesses, a Corporate Credit Risk Management Group, which reports to CIT's Chief Credit Officer, was formed in the fourth quarter of 1999 to oversee and manage credit risk throughout CIT. This group's structure includes senior credit executive alignment with each of the business segments, as well as corporate-wide asset recovery and workout responsibilities. This group reviews transactions that are outside of established target market definitions, and risk acceptance criteria, or transactions that exceed the strategic business units' credit authority. In addition, an Executive Credit Committee ('ECC'), which includes CIT's Chairman and Chief Executive Officer, the Chief Lending Officer, the Chief Credit Officer, and other senior members of the Corporate Credit Risk Management Group, approves credits that are beyond the authority of the business units. The Corporate Credit Risk Management Group also includes an independent credit audit function.

    Each of CIT's business segments has developed and implemented a formal credit management process in accordance with uniform guidelines established by the Corporate Credit Risk Management Group. CIT strives to manage risks in connection with its business, including credit risk, operational risk, execution risk, country risk and residual value risk associated with acquiring, holding and servicing contracts. The management of these risks is critical to the success of CIT. Each unit within CIT has in place policies, controls, systems and procedures intended to manage and limit these risks, promote early problem recognition and corrective action, and facilitate consistent portfolio performance measurements. CIT's Corporate Credit Risk Management Group periodically reviews these policies, controls, systems and procedures.

    SF and EF seek to minimize credit risk through diversification of the portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. SF's and EF's financing activities cover a wide range of equipment types, including general equipment, telecommunications equipment, office equipment, information technology computer equipment, construction equipment, software and transportation equipment, and a large number of end-users located throughout North America and, to a lesser extent, abroad.

  Credit Approval

    Each unit within SF and EF has a senior credit officer who is responsible for overseeing the quality, integrity and performance of the unit's credit underwriting

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


and portfolio quality. Before any transaction can be committed to, it must first qualify for credit approval under one of CIT's proprietary credit scoring models, or by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Each unit's senior credit officer has the responsibility of establishing credit policies appropriate for the unit's business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies. These credit policies must be consistent with CIT's overall credit policies and are approved by the Corporate Credit Risk Management Group.

    Credit authorities are set in order to enable individual credit officers to handle approximately 85-90% of the transactions flowing to them. This approach results in higher credit authorities reviewing approximately 10-15% of the transactions while ensuring oversight by more senior credit officials of an individual's judgment, credit skills, and compliance with credit policy. EF's Chief Credit Officer is empowered to establish credit authorities for qualified members of its credit staff for up to $1,000,000. The Chief Credit Officer of each individual unit of SF is empowered to establish credit authorities for qualified members of its credit staff for up to $500,000. Approval of new SF credit authorities from $500,000 to $1,000,000 requires the approval of SF's Chief Credit Officer. Approval of new SF credit authorities in excess of $1,000,000 also requires the approval of three members of the ECC, including CIT's Chief Credit Officer. Approval of EF credit authorities in excess of $1,000,000 requires the approval of the ECC. Each unit has a set credit authority limit. These limits vary by unit based upon the size of the transactions encountered, the general risk profile, the unit's perceived skills and experience, and other factors.

    Approval by one or more senior credit officers at SF's headquarters is required for transactions in excess of the individual unit's credit authority. Approval by EF's Chief Credit Officer is required for transactions in excess of the individual unit's credit authority. All investment decisions involving amounts in excess of $5,000,000 must be reported to the ECC monthly. The ECC must approve amounts or exposure in excess of $35,000,000 for SF and $20,000,000 for EF.

    The credit authority granted to approve transactions may not be delegated.

    CIT utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. Credit exposure is tracked in an automated fashion aggregating all originators' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days for SF and 90 days for EF.

  Underwriting -- General

    CIT's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers,

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


the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all SF transactions under $50,000 for CIT Financial USA, and under $125,000 for CIT Communications Finance Corporation and CIT Technology Financing Services, Inc., proprietary credit scoring systems are utilized to make credit decisions. In a credit scoring system, a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information based on a statistical model of such originator's prior loss experience. Proprietary credit scoring systems utilized by SF are designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality.

    With respect to credit decisions for those transactions that are not based on credit scoring, each unit's credit officers conduct various credit investigations, including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger-sized transactions, each unit's credit officers will obtain and analyze financial statements from the potential customer. Analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis typically involves a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, various reference sources are utilized, such as Robert Morris Associates Annual Statement Studies. Additionally, information may be obtained from rating agencies, securities firms, Bloomberg and numerous other sources. The credit officer then prepares a written analysis summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations. However, SF and EF do not impose rigid loan-to-value ratios in their underwriting processes, nor is a maximum loan-to-value ratio imposed for the types of contracts included in the contract pool securing the notes offered by this prospectus.

    The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, additional advance payments or other credit enhancements, and it will dictate the necessary documentation. An authorized credit officer must re-approve any subsequent material modification of approval terms or required documentation. SF credit personnel are required to rate the creditworthiness of customer accounts over $75,000 whereas EF credit personnel are required to rate the creditworthiness of customer accounts over $100,000. In connection with the creditworthiness review, SF credit personnel and EF credit personnel are required to take into account other factors affecting the

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


credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

  Underwriting -- Advanced Credit Scoring Systems

    In 1992, AT&T Capital Corporation, which CIT acquired when it acquired Newcourt Credit Group Inc. ('Newcourt') in 1999, commissioned the Bell Laboratories Operations Research Department to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. In 1998, Newcourt hired five of the individuals who worked on this project and they now constitute CIT's Management Science Department.

    The life cycle approach, while commonplace in the consumer credit field, is not as common in commercial finance. This process developed and implemented three sets of decision support systems, covering each stage of the small ticket leasing life cycle:

          front-end credit decisions,

          credit line management, and

          delinquent account collections.

    See ' -- Collections' below. Each system includes

          a suite of statistically derived risk prediction models,

          a sequential decision strategy which determines the model to be used in each instance, and a risk-based strategy which determines the optimal decision based upon the model results.

    The current front-end credit decision systems follow a series of steps including:

          the selection and electronic retrieval of credit bureau information,

          the quantification of credit risk, and

          the decision to accept, reject or manually review the credit applicant.

    The proprietary credit scoring systems are monitored using various reporting mechanisms and have been upgraded over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Overrides of credit scoring decisions are authorized by credit officers, but are discouraged unless additional information is uncovered which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Operating units track overrides each month.

    In addition to proprietary credit scoring models developed by CIT's Management Science Department, CIT also utilizes credit models developed by companies such as Fair Isaac. Fair Isaac is a major credit scoring company and has a long history of building consumer, small business and related credit scoring models. The performance of these models is overseen by CIT's Management Science Department.

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


    Under credit scoring, empirical data is used to develop specific parameters within a designated group to predict future delinquency and loss rates. By setting approval cut-offs at levels associated with predetermined default rates, the unit is able to control its risk acceptance within prescribed parameters.

  Underwriting -- Vendor Programs

    In initially establishing a program agreement or other form of financing arrangement with a vendor, SF and EF complete a formal underwriting review of the vendor to ensure that the vendor can perform the financial and other obligations contained in any vendor agreement. This review typically encompasses a financial review, a product review (including an analysis of market acceptance of the vendor's products) and a general operational and managerial review of the vendor. Vendors must generally be well established in their field and must market industry accepted equipment or other products. The vendor must have sufficient financial resources to support their representations and warranties that are made in connection with the proposed financing relationship. SF and EF continually monitor these program agreements and perform regular reviews of a vendor's financial condition for a vendor that generates a substantial amount of contracts involving direct or contingent vendor risk. Vendor reviews are also determined based on portfolio performance.

  Documentation

    Contract documentation may include:

          a credit application or credit package including relevant information,

          a signed lease/installment sale or financing agreement,

          a vendor invoice,

          proof of insurance, where relevant,

          delivery and acceptance acknowledgments, and

          financing statements.

    Filing of financing statements typically is required in the appropriate filing jurisdiction if the cost of the equipment is at least $25,000 or, in the alternative, at least $50,000 if the equipment relates to a lease with a fair market value purchase option.

  Billing

    Billing is generally handled by third parties who prepare and mail monthly invoices. However, some units prepare and mail invoices for their own portfolios. All customers are assigned a billing cycle, and invoices are generated automatically and mailed out before the due date with the exception of end-users whose payment obligations are evidenced by payment coupon books or whose payments are automatically debited from their accounts. From time to time to facilitate customer needs, manual invoices are provided. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority

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


of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions. Cash is applied by these financial institutions according to specified cash application hierarchies prescribed by CIT.

  Portfolio Monitoring

    Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures and trends within the portfolio. Delinquency is tracked and calculated monthly for each business unit, including segmentation by classification of days past due. Credit losses are monitored each month and compared with credit losses for previous months and the corresponding month in a number of prior years.

    For unit exposures over $1,000,000, each unit endeavors to conduct annual reviews of customer financial condition and risk rating. Such reviews are typically conducted on exposures over $500,000 (dollar thresholds may vary by unit) in the event of certain higher risk ratings or are conducted more frequently if covenants requiring more frequent reviews are in place. For certain transactions with companies that hold an investment grade rating by a recognized rating agency, the threshold for annual reviews for SF is $2,000,000 or greater (depending on the CIT risk grade). All other transactions are monitored via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel. For example, a material adverse change in the financial condition of the obligor in the transaction would trigger an individual review.

    In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Credit personnel monitor these customers once they are identified and periodically make recommendations to the senior credit officer of the unit as to what remedial actions should be taken,

          what portion, if any, of total credit exposures should be written off, or whether a specific allocation should be made to the loss reserves.

  Collections

    Each unit within SF and EF is responsible for the collection and management of their own portfolio. The methods that are used in collections vary somewhat by unit and are based largely upon the number of accounts and their average balances. For large portfolios of smaller dollar balances, collection management systems have been developed and deployed including outbound call management systems. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring). Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled). Mid to larger ticket portfolios typically utilize queuing

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


systems to aid and manage collections, but will work with attorneys on 'work-out' accounts.

    Outside collection agencies and attorneys are frequently used to supplement collection activity for SF accounts. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency or attorney depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contractual default but repossession typically is not made until the account is at least 90 days past due. EF does not typically utilize outside collection agencies.

  Non-Accrual and Write-Off Policy

    SF and EF maintain non-accrual and write-off policies. The policies require that accounts which are 90 days past due, or less given appropriate evidence of impairment, be placed on non-accrual, and be written down to their underlying collateral value no later than at 180 days past due.

                                 THE CONTRACTS

    With respect to any series of notes, this prospectus and any prospectus supplement refer to the aggregate of the contracts in an owner trust, as of any particular date, as the contract pool. This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date or any other date specified in the prospectus supplement for your notes, as the cut-off date contract pool or initial contract pool. If specific information about the contract pool is not known at the time your series of notes is initially offered, general information will be provided in the related prospectus supplement and specific information will be provided in a report on a Current Report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of your notes. Changes in the characteristics of the contracts between the cut-off date and the closing date will generally not affect more than 5% of the cut-off date contract pool principal balance. This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.

Description of the Contracts

    All of the contracts in each owner trust will be commercial, rather than consumer, leases or loans. The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

End-User Contracts

    Each owner trust will include contracts to which the end-user of the equipment is a party. The depositor lists the types of contracts under 'The Owner Trusts' above.

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


    There are no limits on the number of contracts in a particular contract pool that may consist of any of those types. Each contract is required, however, to be an 'eligible contract,' as of the date the depositor transfers the contracts to the respective owner trusts. An eligible contract is a contract as to which the representations and warranties listed below under ' -- Representations and Warranties Made by CIT Financial USA' are true as of the transfer date.

  Conditional Sale Agreements

    Each originator will offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will generally use its standard preprinted form to document the conditional sale agreements in a contract pool. In some instances, the originator will use a vendor's standard, pre-printed form. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:

         provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

         may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

         require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

         restrict the modification or disposal of the equipment without the vendor's, or its assignee's, consent;

         include a disclaimer of warranties;

         include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment;

         include the end-user's absolute and unconditional obligation to pay the installment payments on the loan; and

         include specific events of default and remedies for default.

    A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user's request. The originator's legal department must approve modifications before the originator will agree to accept an assignment of the conditional sale agreements from a vendor unless the vendor has indemnified the originator against any losses or damages it may suffer as a result of modifications.

  Leases

    The originators, either directly or by assignment from vendors or other third parties, will offer financing of equipment, software and/or services under leases.

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


Leases may consist of individual lease agreements relating to a single, separate transaction and financed item. Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement or schedule to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. The originator or the vendor originates each lease in the ordinary course of business. Vendors who originate leases assign them to the originator. An originator also may purchase leases on a portfolio basis.

    The initial terms of the leases in the contract pool typically range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

    A contract pool will include 'net leases' under which the end-user assumes responsibility for:

         the financed items, including operation, maintenance, repair,

         insurance or self-insurance,

         return of the equipment at the expiration or termination of the lease, and the payment of all sales, use and property taxes relating to the financed items during the lease term.

    The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the end-user also authorized the lessor to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases often contain 'hell or high water' clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If an originator is the lessor, the lease will contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment. However, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring that type of claim against the vendor. Leases of equipment often require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against these risks, if approved in advance by the originator or vendor, as applicable.

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


    The leases will include both 'true leases' and leases creating a security interest as described in Section 1-201(37) of the Uniform Commercial Code. Under a 'true lease', the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases. The lessor also takes any tax benefits associated with the ownership of depreciable property under applicable law. No title is conferred upon the lessee. The lessee under a 'true lease' has the right to the temporary use of property for a term shorter than the economic life of the property in exchange for payments at scheduled intervals during the lease term. Additionally, the lessor retains a significant 'residual' economic interest in the leased property. End of lease options for 'true leases' include purchase or renewal at fair market value.

    Under leases creating a security interest, the lessor in effect finances the purchase of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for these leases depend on the terms of the related individual lease agreement or master lease agreement supplement or schedule, but often these terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of true leases in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes. However, the inclusion of true leases may result in the imposition of state and local taxes that would reduce cash available for payment on the notes.

    A lease will either prohibit the end-user from altering or modifying the equipment or permit the end-user to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor. Under some leases, the lessee may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny consent or to receive written notice will be exercised by the servicer under the authority delegated to it in the related pooling and servicing agreement. Some leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

    While the terms and conditions of the leases will not usually permit cancellation by the end-user, the lessor and the end-user may modify or terminate some leases before the end of the lease term. The originator, or a vendor, with the consent of the originator, may permit the modifications to a lease term or early lease terminations. The modifications typically arise in connection with additional financing opportunities from the same end-user.

    End-users may also negotiate with the originator, at the originator's discretion, an early termination arrangement allowing the end-user to purchase the equipment

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


during the term of a lease. The early-termination purchase price is often equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. The originator may permit early termination of a lease in connection with the acquisition of new technology requiring replacement of the equipment. In these cases, the end-user returns the related equipment to the vendor or originator and pays an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally the lessor and the end-user may modify a lease in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to the equipment, the originator may re-price and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In some cases, subject to conditions described under 'Description of the Pooling and Servicing Agreement -- Servicing,' base lease extensions may remain in a contract pool. The depositor expects that the servicer will continue to permit these modifications and terminations with respect to leases included in a contract pool under the authority delegated to it in the related pooling and servicing agreement. The servicer's ability to modify leases is limited by the conditions and covenants of the servicer described under 'Description of the Pooling and Servicing
Agreement -- Servicing.'

    The originator may modify the standard terms and conditions of the lease agreement at the inception of a lease at the request of the end-user. The originator's legal department must approve material modifications before the originator will agree to enter into the lease or accept an assignment of the lease from a vendor unless the vendor indemnifies the originator against any losses or damages it may suffer because of the modifications. Common permitted modifications include, but are not limited to:

         prearranged mid-lease purchase options, early termination options and lease extension options as described above;

         modifications to the lessor's equipment inspection rights;

         modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;

         the end-user's right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of the assignment or sublease; and

         extended grace periods for late payments of rent.

    In some cases, after a lease term expires the originator may permit the end-user to continue to use the related equipment for so long as the end-user continues to make lease payments. After the expiration of the term of a lease, any continued lease payments will belong to the depositor, not the owner trust.

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  Secured Notes

    Each originator will also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software. In a refinancing transaction, the originator pays off an end-user's existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to 'sale' or 'purchase' of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.

  Installment Payment/Financing Agreements

    Each originator will provide financing for software license fees and related support and consulting services under installment payment supplements to software license agreements,

         separate installment payment agreements, and

         other forms of financing agreements assigned to the originator by vendors of software.

    Each financing agreement of this type:

         is an unsecured obligation of the end-user;

         generally provides for a fixed schedule of payments with no end-user right of prepayment;

         is noncancelable for its term;

         generally contains a 'hell or high water' clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified. If a financing agreement does not provide for noncancelability or a 'hell or high water' clause, the financing agreement will have the benefit of a vendor guarantee. See
         ' -- Program Agreements with Vendors' below;

         permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user's agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and

         contains default and remedy provisions that usually include acceleration of amounts due and to become due and, in some cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

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Equipment

    The end-user contracts will cover a wide variety of new and used:

          information technology equipment, including:

              computer work stations,

              personal computers,

              data storage devices,

              mainframe and mini-computers, and

              computer-related peripheral equipment,

         communications equipment, such as telephone switching and networking systems, including software related to such telephone switching and networking systems,

          commercial business and industrial equipment, such as:

              printing presses,

              machine tools and other manufacturing equipment,

              photocopiers, facsimile machines and other office equipment,

              energy savings and control equipment,

              automotive diagnostic, and

              automated testing equipment,

         medical equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

          resources equipment, such as feller-bunchers and grapplers,

          transportation and construction equipment, such as:

              heavy-and medium-duty trucks and highway trailers,

              school buses,

              bulldozers,

              loaders,

              graders,

              excavators,

              forklifts, and

              cement haulers and waste haulers,

          other materials -- handling equipment,

          golf carts,

          other road and off-road machinery, and

          electronics manufacturing equipment.

    In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract, but not ownership interests in the case of leased equipment, to the relevant owner trust.

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Software and Services

    Some end-user contracts will cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user's use of computer software programs. The end-user contracts may also cover related support and consulting services that are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor's use of the software. Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees. However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements. Consequently, an owner trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.

Vendor Loans

    The contracts may include limited recourse loan or repayment obligations of a vendor. These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is secured by all of the vendor's interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.

    The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement. See ' -- Program Agreements with Vendors' below. Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. In a few instances, however, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement or other related agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.

Program Agreements With Vendors

    An originator's program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an

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


end-user of a vendor's equipment, software, services or other products. Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to end-users. Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

    Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:

         the obligations of the end-user under the assigned contract are absolute, unconditional, noncancelable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

         the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

         the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;

         the end-user has irrevocably accepted the equipment or the software;
         and

         the end-user duly authorized and signed the assigned contract.

    Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants regarding each contract, including that:

         the equipment has been delivered to and accepted by the end-user;

         the vendor has not received any advance payments;

         the vendor has good title to the equipment; and

         the vendor has not made any misrepresentations to the end-user.

    In each of the two above-described program structures, relevant agreements also typically provide for:

         remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement; and

         the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

    In addition, the originators may enter into profit-sharing arrangements with some vendors. These arrangements typically will provide for sharing of revenues generated under the program and for joint participation in management. Under

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


the terms of these arrangements, the originators maintain direct or indirect control over all credit decision-making activities.

    Also, a program agreement or profit-sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,

         by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

         by specifying that the vendor will absorb a limited fixed dollar or percentage amount of 'first losses' on the contract;

         by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain 'hell or high water' provisions; or

         by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.

    If an end-user defaults under a contract subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted contract. The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular owner trust.

    The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon:

          the nature of the items financed,

          the form of the contract,

          the accounting treatment sought by the vendor and the end-user, and tax considerations.

    For example, an originator might:

          make a vendor loan and accept a collateral assignment of the contract and related equipment or security interest therein from the vendor; or

          accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user's obligations under the contract or lease.

    The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services.

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These assignments may include an assignment of the software vendor's or licensor's right, or the agreement of the vendor or licensor, at the originator's instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to re-license the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.

    Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, are likely to consist of contracts originated by vendors and assigned to the originator in vendor assignments, each of which relates to an individual contract, rather than under a program agreement. Each vendor assignment will be either with or without recourse against the vendor for end-user defaults. Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

Residual Investments

    Any of the originators may finance all or a portion of the residual interest in the equipment under program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in a residual interest shall be referred to as a residual investment. Program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a lease of equipment, make a residual investment in that equipment by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, typically not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract.

    With respect to vendor assignments, the originator may advance the entire purchase price of the equipment subject to a true lease, take title to the equipment, and accept an assignment of the true lease contract from a vendor. With respect to the leases originated by the originator the originator may advance the entire purchase price of the equipment to the vendor, take title to the equipment from the vendor, and enter into a true lease contract with an obligor. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

    In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor. That loan is

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


repayable by the vendor at the expiration or termination of the contract with interest and is secured by a security interest in the financed equipment. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator's residual investment in the equipment with accrued interest. Any transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a 'guaranteed residual investment'. Other than guaranteed residual investments a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the notes. This type of residual investment is referred to herein as the 'excluded residual investment.'

    In the event only guaranteed residual investments are included in the discounted contract balance of any contract, as specified in the related prospectus supplement, the seller or an affiliate of the seller will transfer the excluded residual investment associated with any contract included in a pool of contracts to the depositor or another affiliate under the terms of a purchase and sale agreement or other transfer agreement. In this instance, the depositor will not transfer the excluded residual investment to an owner trust under the related pooling and servicing agreement and the related owner trust's interest in contracts with associated residual investments, other than with guaranteed residual investments, will be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its excluded residual investment to a third party, including the security interest in the equipment in respect of the residual investment under these circumstances.

Contract Files

    Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that the originator has transferred the contracts for the benefit of the holders of the notes. Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts that it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.

Collections on Contracts

    Your prospectus supplement will describe how all collections received with respect to the contracts will be allocated.

Payments Generally

    The contracts usually require that an obligor make periodic payments on a monthly basis. Some contracts, however, provide for quarterly, semi-annual, or annual payments or payments in uneven amounts. Obligors must make the

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payments under all of the contracts in United States dollars. Payment requirements usually are fixed and specified, rather than being tied to a formula or otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage (e.g., software contracts) provide for payments in arrears.

Expenses Relating to Equipment

    The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,

         any expenses in connection with the maintenance and repair of the related equipment,

         the payment of any and all premiums for casualty and liability insurance, and the payment of all taxes relating to the equipment.

Insurance; Repair and Replacement

    Most lease contracts require that the obligors maintain liability insurance that must name the lessor as additional insured. Contracts which are subject to:

         leases,

         installment sales contracts,

         promissory notes, or

         loan and security agreements

require obligors to procure property insurance against the loss, theft or destruction of, or damage to, the equipment for its full replacement value, naming the lessor, or lender, as loss payee. An originator will waive this requirement from time to time for a small number of transactions. For some lease contracts, the obligor's already existing self-insurance program permits the obligor to self-insure the equipment.

    For lease contracts that CIT Communications Finance Corporation originates relating to equipment with a cost of $100,000 or less (and for certain transactions with a cost of $250,000 or less), and for lease contracts which CIT Technology Financing Services, Inc. or CIT Technologies Corporation originates relating to equipment with a cost of $250,000 or less, the originator provides the obligor with written information concerning its property and liability insurance obligations under the contract. The CIT Group/Equipment Financing, Inc. generally does not require evidence of insurance for contracts with an equipment cost less than $250,000. For contracts for which evidence of insurance is required by the originators, the obligor is generally given a specified time in which to provide evidence of insurance coverage. A third party tracking company and licensed broker independently verifies and tracks proper evidence of coverage. If the obligor does not provide satisfactory evidence of insurance coverage, then the originator will provide insurance. If the originator provides the insurance coverage, the originator charges the obligor a monthly fee covering the insurance charges

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and other related administrative charges. If, at any time, the obligor provides evidence of its own insurance coverage, these monthly charges cease. The obligor has the ability to opt out of the program by providing evidence of its own coverage.

    For transactions involving equipment with a cost of more than $100,000, in the case of lease contracts that CIT Communications Finance Corporation originates (and for certain transactions with a cost of more than $250,000), in the case of lease contracts that CIT Technology Financing Services, Inc., The CIT Group/Equipment Financing, Inc. or CIT Technologies Corporation originates, insurance coverage generally is verified by the respective originator. The failure to maintain this insurance constitutes an event of default under the applicable contract. Usually, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.

    If the equipment is damaged or destroyed, each lease contract requires that the obligor:

         repair the equipment;

         make a termination payment to the lessor in an amount not less than the amount required to pay off the contract; or

         in some cases, replace the damaged or destroyed equipment with other equipment of comparable use and value.

    The related pooling and servicing agreement permits the servicer, in the case of the destruction of the equipment related to a particular lease contract, either to:

         allow the lessee to replace this equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or accept the termination payment referred to above.

Assignment of Contracts

    The contracts generally permit the assignment of the contract by the lessor or secured party without the consent of the obligor. However, a small number of contracts require notification of the assignment to, or the consent of, the obligor. The seller will represent and warrant in the purchase and sale agr eement that these notices have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor. The contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the lessor or secured party, except the contracts may permit:

         assignments to a parent, subsidiary or affiliate;

         the assignment to a third party, provided the obligor remains liable under the contract; or

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         assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.

    Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.

Events of Default and Remedies

    Events of default under the contracts ordinarily include:

         the failure to pay all amounts required by the contract when due;

         the failure of the obligor to perform its agreements and covenants under the applicable contract;

         material misrepresentations made by the obligor;

         the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

         in some cases, default by the obligor under other contracts or agreements.

Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor include the right:

         to cancel or terminate in the case of a contract subject to a true lease,

         to accelerate payments in the case of a contract subject to financing,

         to recover possession of the related equipment, and

         to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, which the lessor or secured party incurs as a result of the default.

Notwithstanding these events of default and remedies, the pooling and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances. See 'Description of the Pooling and Servicing Agreement -- Servicing.' The originators may occasionally provide payment extensions, typically of three months or less. Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons. However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related owner trust with respect to the contract.

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Prepayments and Early Termination

    Any contract may either:

         not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;

         allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or

         allow for a prepayment or early termination without the payment of the contract principal balance.

    Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.

    Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

         the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.

    In no event will available funds for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.

    Under the pooling and servicing agreement, the depositor may replace any prepaid contract with a substitute contract. See ' -- Substitution of Contracts' below.

Disclaimer of Warranties

    The contracts that are subject to a true lease contain provisions whereby the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment. In the majority of cases, the lessor assigns the manufacturer's warranties to the obligor for the term of the lease. Under true leases, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

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Additional Equipment

    Some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, the parties' document leases for additional equipment on a written form that the lessor prepares and delivers to the obligor, but the obligor does not execute, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period, it is deemed to have accepted the lease of this additional equipment.

Representations and Warranties Made by CIT Financial USA

    CIT Financial USA will make the following representations and warranties regarding all of the contracts and the related equipment included in each pool of contracts transferred by the depositor to an owner trust as of the related transfer date, including for contracts sold to the depositor by affiliates of CIT Financial USA. The representations and warranties will also apply to contracts that the depositor reacquires from an owner trust to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.

       (1) the information with respect to the contracts is true and correct in all material respects;

       (2) immediately prior to the transfer of a contract, the contract was owned by the transferring party free and clear of any adverse claim except for permitted claims;

       (3) the contract is not a defaulted or delinquent contract;

       (4) no provisions of the contract have been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

       (5) the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except that enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies;

       (6) the contract is not subject to litigation or to rights of rescission, setoff, counterclaim or defense;

       (7) the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;

       (8) (a) the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and

           (b) either

           (i) the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related

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       equipment or, in the case of any vendor loan, related end-user contract or equipment, or

           (ii) in the case of a contract secured by a vehicle, within 90 calendar days of the origination or a acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator's interest will be so noted or recorded within 180 days of the acquisition or origination;

       (9) if the contract constitutes either an 'instrument' or 'tangible chattel paper' for purposes of the Uniform Commercial Code, there is not more than one 'secured party's original' of the contract;

       (10) all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made or provided for in all appropriate jurisdictions, except that the parties have not made filings to note the seller, the depositor or the trust as an assignee of the interests of originators other than the seller, and except that only filings in the State of Delaware have been made or provided for in favor of the owner trust describing security interests in equipment;

       (11) the obligor is not, to the seller's knowledge, subject to bankruptcy or other insolvency proceedings;

       (12) the contract is a U.S. dollar-denominated obligation and the obligor's billing address is located in the United States or Puerto Rico;

       (13) the contract, if it is not an 'instrument' for purposes of the UCC, does not require the prior written notifications to, or a consent of, an obligor or contain any other restriction on the transfer or assignment of the contract, but if the contract is an 'instrument' for purposes of the UCC, all consents and approvals by the terms of the contract for the sale of the contract have been received;

       (14) the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor; or in the case of leases with governments, upon a cancellation of the lease, either the vendor is obligated to repurchase the lease or the seller will indemnify the depositor in respect of the cancellation;

       (15) no adverse selection procedure was used in selecting the contract for transfer;

       (16) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with the servicer's normal servicing requirements;

       (17) the contract constitutes tangible chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;

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       (18) no lease is a 'consumer lease' as defined in Section 2-A-103(1)(e)
    of the Uniform Commercial Code;

       (19) to the best knowledge of the relevant originator, each lessee has accepted the related equipment and has had a reasonable opportunity to inspect the equipment;

       (20) except as provided in (14) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;

       (21) each lease is a 'triple net lease' under which the obligor is responsible for the maintenance, taxes and insurance of the related equipment in a manner that conforms with general industry standards;

       (22) each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan. In this context, an eligible end-user contract is one:

         that satisfies all of these representations and warranties except number (2) above and number (8) above, in respect of ownership by the applicable originator;

         in which the relevant originator or financing trust has a perfected lien; and

         in which the transfer of the relevant originator's or financing trust's security interest in the contract to the owner trust creates a duly perfected lien;

       (23) the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;

       (24) the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (5) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and
    (25) if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.

    The owner trust may modify the above representations and warranties and will describe any material modification in the relevant prospectus supplement.

    In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the owner trust's or any noteholder's or equity certificateholder's interest in the contract or the collectibility of the contract, the owner trust will have a warranty claim against the seller. The seller will then be obligated to repurchase the contract. However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer becomes aware and gives notice to the seller of the breach. Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract. The purchase price will be allocated to the related owner trust plus, if

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


applicable, the book value of the related equipment which will be allocated to the depositor. The related indenture trustee may enforce this purchase obligation on your behalf. This purchase obligation will constitute your sole remedy available against the seller, the depositor, the trust or the originators for any uncured breach. The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus.

    Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.

Substitution of Contracts

    The depositor will have the option to substitute one or more contracts having similar characteristics for contracts that are in default or have been prepaid or which have undergone material modification. In addition, in the case of a contract subject to a warranty claim, as described in ' -- Representations and Warranties Made by CIT Financial USA' above, the seller may choose to replace the contract with a substitute contract.

    Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the available funds as described in this section.

    Material modification of a contract means a termination, release, amendment, modification or waiver of a contract that is not otherwise permitted under the pooling and servicing agreement. The depositor may provide substitute contracts for any that have been so materially modified. The depositor may also replace any defaulted contract with a substitute contract. The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off date contract pool principal balance. The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.

    The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the owner trust. The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports under the Securities Exchange Act of 1934 filed with the Commission on behalf of the owner trust. The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in ' -- Representations and Warranties Made by CIT Financial USA' above will be equally applicable to substitute contracts.

    On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as

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


if the transfer occurred on the closing date. However, for these purposes
(a) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and
(b) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.

    The owner trust shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the owner trust at any time there is a breach of any of these representations or warranties. However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy. This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach. The 'deposit date' means the business day preceding a payment date. This purchase obligation will constitute the sole remedy against the depositor and the seller available to the owner trust, the indenture trustee and the noteholders or equity certificateholder for a breach of these representations or warranties.

    Under the pooling and servicing agreement, a contract transferred by the owner trust shall be reassigned to the seller and the seller shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract. Any amount the seller deposits into the collection account in connection with reassignment of a contract transferred by the owner trust shall be considered payment in full of the ineligible contract. In the alternative, the seller may cause the depositor to convey to the owner trust a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract. The affected contract shall be deemed released by the owner trust and indenture trustee and reconveyed to the depositor and by the depositor to the seller.

Delinquency and Net Loss Experience

    Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators' owned and managed portfolios of receivables similar to the contracts in a contract pool.

Revolving Period and Related Matters

    To the extent specified in the related prospectus supplement, during the revolving period, if any, with respect to an owner trust, no payments of principal will be made on the notes and no amounts will be set aside for that purpose.

    During the wind down period, if any, for an owner trust and during any early amortization period, certain amounts will be set aside to make payments of principal on the notes and to make other distributions, if any, in each case as described in the related prospectus supplement. If an early amortization period commences during the wind down period, other amounts, may be paid as described in the related prospectus supplement.

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                     DESCRIPTION OF THE NOTES AND INDENTURE

General

    The issuance of each series of notes will be under an indenture, a form of which was filed with the Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Commission following the issuance of each series. The following summary describes certain material terms that may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

    The notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust.

    The indenture trustee will make payments on the notes on each payment date to persons in whose names the notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. For so long as the notes are in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the owner trust issues certificated notes, the record date will be the last business day of the month immediately preceding the payment date.

    A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City are not open for regular business.

Distributions

    Each class of notes will have a stated principal or notional amount and may bear interest at a specified rate. Your prospectus supplement will describe as to your series of notes the timing and priority of distributions,

         the amount or method of determining distributions of principal and interest,

         allocations of loss, and

         the interest rates.

    Your right to receive payments of principal and/or interest on your notes may be senior or subordinate to the rights of holders of any other class or classes of notes, as described in the related prospectus supplement. Payment of interest on your notes may be made prior to payment of principal. To the extent provided in your prospectus supplement, one or more classes of notes may be designated as planned amortization classes, targeted amortization classes, companion classes or variable pay term notes, each as described in the related prospectus supplement.

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Strip Notes and Residual Payment Notes

    To the extent provided in your prospectus supplement, an owner trust might issue:

         Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments, or (2) interest payments with disproportionate, nominal or no principal payments, or

         Residual Payment Notes entitled to some or all of the remaining payments of principal and interest on the related contracts after the owner trust has made all other distributions it is required to make on a payment date.

Targeted Scheduled Payment Dates

    To the extent provided in your prospectus supplement, an owner trust might issue notes that have targeted scheduled payment dates on which they will be paid in full if the trust can issue a variable pay term note in sufficient principal amount to pay the specified class of notes. The variable pay term note may be issued publicly or privately and will receive principal payments in the amounts and with the priority described in the prospectus supplement.

Revolving Period

    To the extent your prospectus supplement specifies that there is to be a revolving period for an owner trust, then during this revolving period, unless otherwise provided in the related prospectus supplement, no amount will be required to be set aside to make principal payments on the notes. Accordingly, certain amounts as specified in the related prospectus supplement will be available for reinvestment in additional receivables to be purchased from the seller and will be paid to the seller to the extent reinvested.

Early Amortization Period and Wind Down

    To the extent your prospectus supplement specifies that there is to be an early amortization period and/or wind down period for an owner trust, then during the early amortization period or the wind down period certain amounts will be retained by the owner trust and not paid to the seller to the extent required to be set aside for the purpose of making payments of principal on the notes, all as more fully set forth in the related prospectus supplement. For each collection period during an early amortization period or a wind down period for an owner trust, certain amounts, as specified in the related prospectus supplement, will be applied to make the required deposits into the applicable distribution account as further described in the related prospectus supplement. The relative priorities of these deposits and the amounts required to be so deposited for any payment date will be set forth in the related prospectus supplement.

    During the wind down period for an owner trust, the amount to be applied to payments on the notes will be limited as set forth in the related prospectus supplement. In general, during an early amortization period for an owner trust, all

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collections and other available amounts will be available to make payments on the notes and to make other distributions, if any, as specified in the related prospectus supplement.

Early Amortization Events

    The related prospectus supplement may set forth various 'early amortization events' with respect to an owner trust. Upon the occurrence of any of these events, an early amortization event with respect to an owner trust will be deemed to have occurred without any notice or other action on the part of any other party. The early amortization period will start on the day on which the early amortization event is deemed to occur. During an early amortization period for an owner trust, certain amounts as specified in the related prospectus supplement will be allocated to make principal payments on the related notes and to make other distributions, if any, as set forth in the related prospectus supplement. If an early amortization event commences during the wind down period, amounts, if any, on deposit in the applicable distribution account will be paid on the first payment date for that early amortization period as described in the related prospectus supplement.

    So long as the related scheduled revolving period termination date has not occurred, the revolving period may recommence following the occurrence of an early amortization event under certain circumstances as described in the related prospectus supplement.

Credit Enhancement

    As further specified in your prospectus supplement, a

         cash collateral account,

         a financial guaranty insurance policy,

         subordination of one or more classes of notes,

         overcollateralization,

         letters of credit or liquidity facilities,

         repurchase obligations,

         third party payments or other support,

         cash deposits,

         reserve fund, or

other form of credit enhancement, which may become suitable in light of credit enhancement practices or developments in the future, may be established on or prior to the date the contracts are transferred. The credit enhancement would be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.

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Liquidation and Insurance Proceeds

    The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses, and the allocation of insurance proceeds for physical damage to or loss of equipment covered by contracts, will be as follows:

         with respect to any contract subject to financing, the proceeds will be allocated to the owner trust; and

         with respect to any contract subject to a lease, the proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based respectively on:

           (a) the book value of the related equipment, and

           (b) the required payoff amount for the contract.

         However, if the proceeds in respect of any contract subject to a lease and the related equipment exceed the sum of the required payoff amount for the contract and the book value of the equipment, the excess shall be allocated solely to the depositor.

For example, if the servicer, in connection with a defaulted contract subject to a lease, derived liquidation proceeds in the amount of $100 from the liquidation of the contract and disposition of the related equipment, and if the required payoff amount of the contract was, as of the collection period during which the contract became a liquidated contract, $120 and the book value of the equipment was $30, the liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the depositor in the amount of $20. All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and applied to the payment of interest and principal on the notes in accordance with the priorities described under ' -- Distributions' above.

Optional Purchase of Contracts and Redemption of Notes

    The servicer may purchase all of the contracts owned by an owner trust on any payment date following the date on which the outstanding principal balance of the contracts is less than or equal to the percentage of the initial aggregate principal balance of the contracts described in the prospectus supplement. Except as otherwise described in the prospectus supplement for your notes, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of the outstanding principal balances of the related contracts as of that payment date.

    If the depositor does purchase the contracts, the related notes shall be redeemed on the payment date on which the purchase occurs. The redemption price for the notes will be the principal amount of the notes plus accrued and unpaid interest to but excluding the redemption date.

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Trust Accounts

    Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution. These accounts will include, among others, the 'Collection Account.' The accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement. The accounts may also include a prefunding account or a capitalized interest account if the prospectus supplement for your notes indicates that the owner trust may purchase additional contracts during a Funding Period. All of these accounts are referred to collectively as the 'Trust Accounts.'

    'Qualified institution' means the corporate trust department of the indenture trustee or any other depository institution:

         organized under the laws of the United States or any state or any domestic branch of a foreign bank,

         the deposits of which are insured by the Federal Deposit Insurance Corporation, and which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc. ('Moody's'), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('Standard & Poor's'), and Fitch, Inc.

    The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts. All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date or any other date approved by the rating agencies. Eligible investments include, among other investments:

         obligations of the United States or of any agency thereof backed by the full faith and credit of the United States;

         demand deposits, certificates of deposit, time deposits or bankers' acceptances of eligible financial institutions;

         highly rated commercial paper or money market funds;

         repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible financial institutions; and

         other investments which have been approved by each rating agency.

Reports to Noteholders

    With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to

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you, a statement, as specified in your prospectus supplement, in respect of the related payment date.

    If you purchase a note, you may receive these reports by making a written request to The Depository Trust Company. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the depositor nor the servicer intends to send any of their respective financial reports to owners of notes. The servicer, on behalf of an owner trust, will file with the Commission legally required periodic reports concerning the owner trust.

    With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive notes are issued in the limited circumstances described under ' -- Issuance of Certificated Notes at a Later Date' below, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture. Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information. The servicer will file a copy of each report with the Commission on Form 8-K to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder require it.

Book-Entry Registration

    Unless your prospectus supplement states otherwise, you may hold your notes through The Depository Trust Company ('DTC'), New York, New York, or Clearstream, Luxembourg, or Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include the underwriters offering the notes to you,

          securities brokers and dealers,

          banks,

          trust companies and

          clearing corporations, and may include other organizations.

Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

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    To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC's records reflect only the identity of its direct participants to whose accounts the notes are credited, which may or may not be the noteholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

    You have no entitlement to receive a certificate representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.

    You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in the receipt of payments, since payments will be forwarded to Cede as nominee of DTC. The indenture trustee will not recognize you as a noteholder, as that term is used in the indenture. You may exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical notes.

    Arrangements among the various parties govern conveyance of notices and other communications by

         DTC to direct participants,

         by direct participants to indirect participants and

         by direct participants and indirect participants to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

Standing instructions and customary practices govern payments by DTC participants to noteholders, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name' and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of the payments to direct participants shall be the responsibility of DTC and disbursement of payments to noteholders shall be the responsibility of direct participants and indirect participants.

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    Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants' and indirect participants' records. Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the noteholder entered into the transaction. Entries made on the books of DTC's participants acting on behalf of noteholders evidence transfers of ownership interests in the notes.

    DTC will not comment or vote with respect to the notes. DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

    DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered. The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See ' -- Issuance of Certificated Notes at a Later Date.'

    The information in this section concerning DTC and DTC's book-entry system are from sources that the depositor believes to be reliable, but neither the seller, nor any originator, nor the depositor nor the owner trustee take any responsibility for the accuracy of this information.

    Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream, Luxembourg and Euroclear systems, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

    Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a

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custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

    Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

    Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

    Transfers between direct participants must comply with DTC rules. Transfers between Clearstream, Luxembourg's participants and Euroclear's participants must comply with their rules and operating procedures.

    DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, through the relevant European international clearing system through its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

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    Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, which will be the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    Except as required by law, none of the seller, any originator, the owner trustee, the depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, Clearstream, Luxembourg, and Euroclear, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

Issuance of Certificated Notes at a Later Date

    The owner trust will issue notes in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

       (1) the owner trustee advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor,

       (2) the owner trustee, with the consent of a majority of the noteholders, elects to terminate the book-entry system, or

       (3) after the occurrence of an event of default under the indenture, the holders of at least 66 2/3% of the principal amount of the outstanding notes advise the indenture trustee that the continuation of the book-entry system is no longer in their best interests.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, certificated form. Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee will issue these fully registered, certificated notes, and the indenture trustee will

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recognize the holders of fully registered, certificated notes as noteholders under the indenture.

    Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least five days' notice to noteholders for the class, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will make the final payment in this manner whether the notes are fully registered, certificated notes or the note for the class is registered in the name of Cede & Co. representing the notes of the class.

    You may transfer any fully registered, certificated notes of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Modification of Indenture Without Noteholder Consent

    Unless your prospectus supplement states otherwise, the owner trust and the indenture trustee for a note series may, without your consent, with prior notice to each rating agency and an opinion of counsel enter into one or more supplemental indentures for any of the following purposes:

         to change the collateral description;

         to provide for a successor to the owner trust to assume the notes and the indenture obligations;

         to add additional covenants for your benefit, or to surrender any rights or power of the owner trust;

         to transfer or pledge any property to the indenture trustee;

         if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;

         to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee; and

         to comply with the Trust Indenture Act of 1939, as amended.

Modification of Indenture With Noteholder Consent

    Unless your prospectus supplement states otherwise, with the consent of the required majority of the noteholders determined as described in the related

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prospectus supplement for your notes, prior notice to each rating agency and an opinion of counsel, the owner trustee and the indenture trustee may modify the indenture and your rights under it.

    Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:

         reduce the note principal amount, interest rate or redemption price or change the timing of payments;

         modify the manner of application of payments in respect to contracts to the notes;

         impair your right to sue to enforce payment provisions of the indenture;

         reduce the percentage needed for consents of noteholders;

         permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

         adversely affect the manner of determining notes outstanding or the requisite outstanding amount for liquidating the trust estate; or

         modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

Events of Default; Rights Upon Event of Default

    Except as otherwise provided in the prospectus supplement for your notes, events of default under each indenture will consist of:

         a default for five calendar days or more in the payment of interest due on any note;

         failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;

         failure of the owner trust or the depositor to observe any provisions set forth in the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 60 calendar days after written notice;

         any representation or warranty made by the owner trust or the depositor in the pooling and servicing agreement or indenture that was incorrect as of the time made, and continues to be incorrect for a period of 60 days after notice is given and as a result of which the noteholders are materially and adversely affected. A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in 'The Contracts -- Representations and Warranties Made by CIT Financial USA' and ' -- Substitution of Contracts' above;

         events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor; or

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         the owner trust becomes an investment company.

    If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.

    If the indenture trustee declares the notes of a series due and payable following an event of default, the applicable indenture trustee may:

         institute proceedings to collect amounts due or foreclose on the indenture collateral;

         exercise remedies as a secured party; or

         sell the indenture collateral, or elect at the expense of the servicer to have the owner trust maintain possession of the available funds.

    The indenture trustee, however, may not sell the indenture collateral following an event of default, except an event arising from the owner trust's failure to pay interest or principal, unless:

         the holders of all the outstanding notes consent to the sale;

         the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

         the indenture trustee determines, in reliance on investment banking or accounting firm certifications, that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the pledged revenues will be in the order of priority described in the prospectus supplement for your class of notes.

    If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. The required majority of the noteholders, determined as described in the prospectus supplement for your notes, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Additionally, a majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

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    No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

         the holder previously has given to the indenture trustee written notice of a continuing event of default;

         the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

         the holder or holders offer the indenture trustee reasonable indemnity;

         the indenture trustee has for 60 days failed to institute the proceeding; and

         no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

    In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the seller, the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Neither the indenture trustee nor the owner trustee in its individual capacity, nor the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.

Owner Trust Covenants

    Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:

         the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

         the entity expressly assumes the owner trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

         no event of default shall have occurred and be continuing immediately after the merger or consolidation;

         the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

         the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificateholder; and

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         the owner trust or the person, if other than the owner trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and
         (b) not less than the net worth of the owner trust immediately prior to giving effect to the consolidation or merger.

    Each owner trust will not, among other things:

         except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the owner trust;

         claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the owner trust;

         dissolve or liquidate in whole or in part;

         permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

         except as expressly permitted in the indenture, the pooling and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the owner trust.

    No owner trust may engage in any activity other than as specified above under 'The Owner Trusts.' Each owner trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

Annual Compliance Statement

    Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report

    Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

         its eligibility and qualification to continue as indenture trustee under the related indenture,

         any amounts advanced by it under the indenture,

         the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity,

         the property and funds physically held by the indenture trustee, and

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         any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

    The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

    The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, and must resign if it ceases to be eligible to serve as an indenture trustee, in which event the owner trust will be obligated to appoint a successor trustee. The owner trust may also remove an indenture trustee if the indenture trustee ceases to be eligible to continue to serve under the indenture,

         if the indenture trustee becomes subject to bankruptcy proceedings, or if the indenture trustee becomes incapable of acting as the indenture trustee.

In these circumstances, the owner trust will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

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               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

    The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Commission following the sale of those notes. This summary describes terms expected to be common to each pooling and servicing agreement, but the depositor does not intend this summary to be complete. This summary is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the pooling and servicing agreement filed as noted above.

Transfer of Contracts and Equipment

    CIT Financial USA, a subsidiary of CIT, will be the seller of contracts to the depositor for deposit into the owner trust. The seller may originate contracts and acquire contracts originated by other subsidiaries of CIT. Prior to the offering of a series of notes, a seller may have sold contracts to the depositor for deposit into an owner trust used in connection with temporary warehouse securitization financing arrangements. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes. On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:

         the contracts and the related equipment;

         the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date;

         all rights under insurance policies maintained on the equipment under the contracts;

         all documents contained in the files; and

         all proceeds derived from any of the above.

    Under the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the owner trust:

         all of its rights in the contracts and rights in the equipment and other rights listed above, except that in the case of leased equipment, the depositor will retain ownership of the equipment, any rights to payments made or attributable to the leased equipment upon expiration of the related lease contract, contract prepayments and liquidation proceeds allocable to the depositor under the pooling and servicing agreement and of any portion of the purchase amount attributable to the book value of the leased equipment, other than any guaranteed residual investment;

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         all funds on deposit from time to time in the trust accounts; and

         all its rights under the purchase and sale agreement.

    Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust's agent, of the contracts and all related documents. The servicer may also permit a vendor to maintain possession of the contracts and related documents. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer's possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:

         the transfer of the contracts and the equipment by the originators, other than the seller, to the seller,

         the transfer of the contracts and the equipment by the seller to the depositor and, as applicable by any temporary warehouse securitization financing trust to the depositor,

         the transfer by the depositor to the owner trust, and

         the pledge by the owner trust to the indenture trustee.

    The originators' accounting records and computer systems will also reflect these assignments and this pledge.

    To the extent provided in the related prospectus supplement, an owner trust may purchase contracts during a specified period after the closing date (a 'Funding Period') of up to six months through the use of funds deposited on the closing date in a pre-funding account from the proceeds of the sale of the notes.

    In addition, to the extent specified in the related prospectus supplement, the originators will have the right under the applicable purchase agreement to sell additional receivables to the seller which receivables will then be sold to the owner trust. Unless otherwise specified in the related prospectus supplement, the addition of any receivable to the related pool of receivables will be subject to the following conditions, among others:

         each additional receivable must satisfy the eligibility criteria set forth in the related prospectus supplement;

         CIT Financial USA must represent and warrant that the inclusion of the additional receivables in the related pool of receivables will not cause an early amortization event, as defined in the related prospectus supplement, to occur; and

         each rating agency must have provided confirmation that the addition will not result in a reduction or withdrawal of the rating on any outstanding related notes or other securities.

    On the purchase date for any additional receivable, all of the additional receivables will be sold by the originator to the seller and will be transferred by the seller to the related owner trust.

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Collections on Contracts

    The applicable indenture trustee will maintain a collection account into which the servicer will deposit, subject to the next succeeding paragraph, amounts, including the following amounts, no later than the second business day after their processing:

         all scheduled payments made under the contracts;

         all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

         amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

         all payments made by the seller under the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under 'The Contracts -- Representations and Warranties Made by CIT Financial USA,' excluding, in the case of a lease contract, any portion which your prospectus supplement states is allocable to the depositor; and

         the amount paid by the depositor to purchase the contracts, as described under 'Description of the Notes and Indenture.'

    The pooling and servicing agreement will permit the servicer to make the deposits described above into the collection account once each month on the deposit date following the collection period for that month so long as the servicer or the direct or indirect parent of the servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and a short-term debt rating of at least P-1 by Moody's; or

         the servicer obtains a letter of credit, surety bond or insurance policy which satisfies the requirements in the pooling and servicing agreement, under which demands for payment may be made to secure timely remittance of monthly collections to the collection account and the trustees are provided with a letter from each rating agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the notes.

As of the date of the prospectus supplement, CIT Financial USA or any affiliate thereof, as servicer, will be permitted to remit collections to the collection account on a monthly basis pursuant to the first alternative listed above. In the event that the servicer is permitted to make remittances of collections to the collection account on a monthly basis pursuant to the second alternative listed above, the pooling and servicing agreement will be modified, to the extent necessary, without the consent of any noteholders. Pending each monthly deposit into the collection account, collections on the contracts may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See 'Risk Factors -- Commingling of Collections Could Result in Reduced Payments to You' in this prospectus.

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    So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.

    The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

    The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.

Servicing

    Your prospectus supplement will identify the servicer for your trust. The servicer will be obligated under each pooling and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. In performing these duties, it shall comply in all material respects with its credit and collection policies and procedures described under 'The Originators -- Underwriting and Servicing,' as modified from time to time. The servicer may delegate servicing responsibilities to subservicers which are third parties or affiliates, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of the servicing responsibilities.

    The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment's fair market value. The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment. Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under 'Description of the Notes and Indenture -- Liquidation and Insurance Proceeds.'

    The servicer is responsible for:

         reviewing and certifying that the contract files are complete;

         monitoring and tracking any property and sales taxes to be paid by obligors;

         billing, collecting, and recording payments from obligors;

         communicating with and providing billing records to obligors;

         deposit of funds into the collection account;

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         receiving payments as the owner trust's agent on the insurance policies maintained by the obligors and communicating with insurers;

         issuance of reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

         repossession and remarketing of equipment following obligor defaults;
         and

         paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

    The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is permitted to grant payment extensions on a contract not exceeding an aggregate of six months in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

  Prepayments

    The servicer may allow a prepayment of any lease contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.

  Evidence as to Compliance

    Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance in all material respects by the servicer during the preceding twelve months (or, in the case of the first statement, from the applicable closing date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable receivables.

    Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of those accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, throughout the preceding twelve months (or, in the case of the first certificate, from the closing date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer has agreed to give each

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indenture trustee and each trustee notice of specified defaults by the servicer under the related sale and servicing agreement or pooling and servicing agreement, as applicable.

    Copies of the statements and certificates may be obtained by noteholders by a request in writing addressed to the applicable trustee.

  Matters Regarding the Servicer

    The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.

    The servicer must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

  Servicing Compensation and Payment of Expenses

    Unless your prospectus supplement provides for the calculation of such compensation in a different manner, compensation to the servicer will include a monthly fee equal:

         to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period or, in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the cut-off date, plus any

         late fees,

         late payment interest,

         documentation fees, and

         insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit thereof in the collection account.

The servicer will pay all expenses incurred by it in connection with its activities under the pooling and servicing agreement and the annual fees and expenses of the owner trustee and indenture trustee in connection with the notes. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

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  Events of Termination

    An event of termination under a pooling and servicing agreement will occur if:

         the servicer fails to make any required payment or deposit and the failure continues for five business days after notice from the indenture trustee or discovery by the servicer;

         the servicer fails to observe in any material respect any agreements of the servicer set forth in the pooling and servicing agreement and the failure (1) materially and adversely affects the rights of the owner trust, the equity certificateholder or the noteholders, and
         (2) continues unremedied for 30 days after written notice to the servicer;

         events of bankruptcy or insolvency occur with respect to the servicer;
         or

         any representation, warranty or statement of the servicer made under the pooling and servicing agreement is incorrect in any material respect, and (1) has a material adverse effect on the owner trust, the equity certificateholder, or noteholders, and (2) continues uncured for 30 days after the acquiring of written notice.

  Rights upon Event of Termination

    If an event of termination remains unremedied, the indenture trustee may, and at the written direction of the required majority of the noteholders, which shall be the same as that required for amendment of the pooling and servicing agreement, see ' -- Amendment' below, shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement. The successor servicer will be entitled to similar compensation arrangements, except that any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations. A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.

  Indemnification

    The pooling and servicing agreement provides that the servicer will indemnify the depositor,

          the owner trust,

          the owner trustee,

          the indenture trustee,

          the holder of the equity certificate, and

          the noteholders

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from and against any loss or injury sustained from third party claims resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.

  Amendment

    The parties may amend any pooling and servicing agreement:

         to cure any ambiguity,

         to correct or supplement any provision therein that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.

    Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, except that no amendment:

         that reduces the amount or changes the timing of any contract collections on any contracts or payments required to be distributed on any note,

         that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders, or that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement,

may be effective without the consent of the holder of each note. Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

    The following is a general and brief discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes. The discussion that follows has been prepared and reviewed by McDermott Will & Emery LLP, special tax counsel to the depositor. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation by the Internal Revenue Service or a court could affect the accuracy of the statements set forth below. There are no cases, regulations, or Internal Revenue Service rulings on

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comparable transactions or instruments to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below.

    This discussion does not attempt to explain fully every relevant technical aspect of the applicable federal tax provisions. In particular, this discussion does not address the tax consequences applicable to holders of Strip Notes or Residual Payment Notes. Additionally, this discussion does not address the federal income tax consequences applicable to all categories of noteholders and is directed solely at noteholders who acquire the notes in the original offering and hold the notes as capital assets within the meaning of the Code. In particular, this discussion does not address the federal income tax laws that may be important to a noteholder in light of its particular circumstances or to certain types of noteholders subject to special treatment under the federal tax laws, such as, financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the US dollar or persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle.

    In addition, this discussion does not address alternative minimum tax consequences or any tax consequences of the purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Noteholders considering an investment in the notes should consult their own tax advisors regarding such tax consequences. The depositor suggests that you consult a tax advisor to determine the relevant federal, state, local and foreign tax consequences of an investment in the notes in light of your particular circumstances.

    Except as provided under 'Special Tax Rules -- Foreign Noteholders' below, this summary is applicable only to a holder of notes that is:

         a citizen or resident of the United States,

         an entity taxable as a corporation or treated as a partnership for United States federal income tax purposes, if such entity is created or organized in or under the laws of the United States, any state therein or the District of Columbia, an estate the income of which is subject to United States federal income tax regardless of its source, and a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or an eligible trust that has elected to be treated as a United States person.

    Because this summary of Material Federal Income Tax Consequences is intended to be general in nature, the depositor suggests that you consult with

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your own tax advisors as to the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the notes.

Classification of the Trust and the Notes

    Upon the issuance of each series of notes, McDermott Will & Emery LLP will deliver an opinion to the depositor stating that it has reviewed this discussion of Material Federal Income Tax Consequences and that it is correct in all material respects. Unless otherwise set forth in the prospectus supplement, McDermott Will & Emery LLP will also opine upon the issuance of each series of notes (i) that the relevant owner trust will not be treated as an association (or a publicly traded partnership) treated as a corporation for federal income tax purposes, and (ii) although there is no directly governing authority addressing the classification of securities similar to the notes, under current law, the notes will be treated as debt for federal income tax purposes. Except as set forth in the preceding sentence, McDermott Will & Emery LLP will render no other opinions about the purchase, ownership and disposition of the notes. Further, an opinion of McDermott Will & Emery LLP is not binding on the Internal Revenue Service or the courts, and no ruling on any of the consequences or issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving securities issued by an entity with terms similar to those of the notes. Accordingly, the depositor suggests that persons considering the purchase of notes consult their own tax advisors about the federal income tax consequences of an investment in the notes and the application of federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

    Although McDermott Will & Emery LLP may render its opinion that each owner trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that this characterization of each owner trust or the notes will prevail. If the Internal Revenue Service successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the relevant owner trust. As a result, the relevant owner trust might be classified as a publicly traded partnership taxable as a corporation. If the owner trust were classified as a publicly traded partnership taxable as a corporation, the owner trust would be subject to federal income tax on its net income. An imposition of a corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the notes. Alternatively, if the owner trust were classified as a partnership other than a publicly traded partnership taxable as a corporation, the owner trust itself would not be subject to federal income tax, but holders of notes that were determined to be equity interests in the partnership would be required to take into account their allocable share of the trust's income and deductions. This treatment may have adverse federal income tax consequences for some noteholders. For example:

       (1) income to some tax-exempt entities, including pension funds, may constitute 'unrelated business taxable income,'

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



       (2) income to foreign holders generally would be subject to federal income tax and tax return filing and withholding requirements,

       (3) individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and

       (4) income from the owner trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the owner trust or any particular noteholder's method of tax accounting.

    The discussion that follows assumes that the notes will be treated as indebtedness for federal income tax purposes.

General Tax Treatment of Noteholders

    The description below provides a summary of the material federal income tax consequences for noteholders who purchase notes at a purchase price equal to the principal amount of the notes plus pre-issuance accrued interest, if any. Different rules may apply to noteholders who purchase notes at original issuance at a discount or premium. For a discussion of these rules, see 'Special Tax Rules' below.

    Payments of Interest. Interest on a note will be treated as ordinary interest income at the time it accrues or is received in accordance with a noteholder's regular method of accounting for federal income tax purposes, provided that the interest on such note would be considered 'qualified stated interest.' In general, Treasury regulations provide that interest is 'qualified stated interest' only if it is unconditionally payable at least annually at a single rate that takes into account the length of the interval between interest payment dates. Generally, interest will not be 'unconditionally payable' unless there are reasonable legal remedies to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Some or all of the interest on certain classes of notes (e.g., subordinated notes) may be deferred without creating any remedy to compel timely payment by the noteholder. However, the requirement to have reasonable legal remedies to compel payment does not apply to debt instruments such as the notes that are subject to prepayment based on the prepayments of the underlying debt instruments. To the extent that it is determined that the likelihood of interest deferral with respect to a class of notes is more than remote, a portion of the interest payable to the noteholder of such class will not be qualified stated interest and will be subject to the rules for original issue discount described below. Except as otherwise disclosed in the applicable prospectus supplement, the issuer generally intends to take the position that interest on the notes will be treated as qualified stated interest.

    Sale or Other Disposition of a Note. A noteholder who disposes of a note, whether by sale, exchange or redemption will recognize taxable gain or loss equal to the difference between the amount realized on the disposition, not including any amount attributable to accrued but unpaid interest, and the noteholder's adjusted tax basis in the note. In general (except in cases where a note is purchased at a discount, as described below in 'Special Tax Rules -- Purchase at a

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



Discount', a noteholder's adjusted tax basis in a note will be equal to the initial purchase price (less any pre-issuance accrued interest paid on the first interest payment date). Any gain or loss recognized upon the sale or other disposition of a note will generally be capital gain or loss. For non-corporate noteholders, capital gain with respect to a note held for more than one year will be taxed at the rate applicable to long-term capital gain, and capital gain for a note held for one year or less will be taxed at the rates applicable to ordinary income. Noteholders must generally aggregate capital gains and losses for each taxable year. In the event a noteholder realizes a net capital loss for any year there are limits on the amount of these capital losses which can be deducted.

    Information Reporting and Backup Withholding. The relevant owner trust or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than certain noteholders who are not subject to reporting requirements (each an 'exempt noteholder'), will be required to provide, under penalties of perjury, a certificate containing the noteholder's:

         name,

         address,

         correct federal taxpayer identification number, and

         a statement that the noteholder is not subject to backup withholding.

If a non-exempt noteholder fails to provide the required certification, the owner trust will be required to withhold or cause to be withheld a portion of the payments otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.

Special Tax Rules

    Purchase at a Discount. A noteholder who purchases a note as part of the initial offering by an owner trust for an issue price that is less than its 'stated redemption price at maturity' will generally be considered to have purchased the note with 'original issue discount' for federal income tax purposes. In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with original issue discount, the noteholder will be required to include a portion of the original issue discount in ordinary income each year. For cash basis noteholders, such as individuals, the requirement that a portion of original issue discount be recognized as income each year means the noteholder will recognize taxable income even though the noteholder has not received cash corresponding to that income. The amount of original issue discount recognized as income each year is based upon a formula which considers the yield on the notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. The accrual of original issue discount requires the use of a reasonable prepayment assumption, with appropriate adjustments to accruals to the extent actual events diverge from the assumption.

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    In determining whether a note has original issue discount, the issue price of the note may not necessarily equal the noteholder's purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold. The amount, if any, by which the issue price exceeds the noteholder's purchase price will be treated as market discount, described below.

    If a noteholder acquires a note upon original issuance for a purchase price which is less than the issue price, the difference is referred to as market discount. A noteholder who purchases a note with market discount must allocate a portion of the market discount to each year. The amount of market discount which must be allocated annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the noteholder elects to allocate market discount using the constant yield method, i.e., the original issue discount method and using the same prepayment assumption that would be used to accrue original issue discount. Unlike original issue discount, however, a noteholder generally does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when a noteholder sells or otherwise disposes of the note. At that time, the portion of the amount realized by the noteholder on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income, rather than as long-term capital gain.

    If a noteholder would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of, the noteholder can file an election to do so. This election would apply to all of the market discount investments acquired by the noteholder in or after the taxable year in which the election applies and not just to the notes.

    Limitations imposed by the federal income tax laws which are intended to match deductions with the taxation of income may defer deductions for interest paid by a notholder on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

    Whenever a noteholder accrues and includes in income an amount of original issue discount or market discount, the noteholder's adjusted basis in the corresponding note is increased by that same amount. As a result, the noteholder would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

    In certain situations, the amount of original issue discount or market discount would be treated as de minimis, in which case the noteholder can disregard the original issue discount or market discount rules.

    Purchase at a Premium. If a noteholder purchases a note for a price that exceeds the issue price, the noteholder will be considered to have an amortizable

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bond premium. A noteholder can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note and using the same prepayment assumption that would be used to accrue original issue discount. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which a noteholder has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the noteholder would recognize a larger taxable capital gain, or a smaller capital loss, on the sale or other disposition of the note. If a noteholder elects to amortize and deduct premium, the election will apply to all of the noteholder's debt investments and not just to the notes.

    Election to Treat All Interest as Original Issue Discount. A noteholder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading ' -- Purchase at a Discount' with the modifications described below. For purposes of this election, interest includes:

          stated interest,

          acquisition discount,

          original issue discount,

          de minimis original issue discount,

          market discount,

          de minimis market discount, and

          unstated interest,

as adjusted by any amortizable bond premium.

    In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing noteholder's adjusted basis in the note immediately after its acquisition. The issue date of the note will be the date of its acquisition by the electing noteholder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Noteholders should consult with their own tax advisors as to the effect of making this election to their particular circumstances.

    Short-Term Obligations. One or more classes of notes of a series may be subject to certain additional rules applicable to 'short-term obligations' if they are treated as having a maturity date of not more than one year from the date of issuance. For this purpose, such maturity date generally would be the last possible date that the obligation could be outstanding by its terms, without regard to 'remote or incidental' contingencies (including defaults). In general, an individual or other cash method holder of a short-term obligation is not required to accrue original issue discount for federal income tax purposes unless it elects to do so. Noteholders who report income for federal income tax purposes on the accrual

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



method of accounting and certain other holders are required to include original issue discount on short-term obligations on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield basis. In the case of a noteholder who is not required and does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a short-term obligation will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, non-electing noteholders who are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term obligations in an amount not exceeding the deferred interest income, until such deferred interest income is realized. For purposes of determining the amount of original issue discount subject to these rules, all interest payments on a short-term obligation, including stated interest, are included in the short-term obligation's stated redemption price at maturity.

    Foreign Noteholders. Special tax rules apply to the purchase of notes by foreign persons. For federal income tax purposes, foreign noteholders include any person who is not:

       (1)  a citizen or resident of the United States,

       (2) an entity taxable as a corporation or treated as a partnership for United States federal income tax purposes, which is created or organized in or under the laws of the United States, any state therein or the District of Columbia,

       (3) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or

       (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or an eligible trust that has elected to be treated as a United States person.

    Interest paid to or accrued by a foreign noteholder that is not effectively connected with the conduct of a trade or business within the United States by the noteholder will generally be considered 'portfolio interest' and generally will not be subject to federal income tax or withholding tax as long as the foreign noteholder is not actually or constructively a '10 percent shareholder' of the relevant owner trust or the depositor or a controlled foreign corporation related to the owner trust or the depositor through stock ownership. Additionally, a foreign noteholder must provide or have a financial institution provide on its behalf to the trust or paying agent an appropriate statement (generally on Internal Revenue Service Form W-8BEN), that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign noteholder must provide a new Form W-8BEN

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within 30 days. The Form W-8BEN is generally otherwise effective until the beginning of the fourth year after it is signed or re-executed. A foreign entity treated as a partnership for federal income tax purposes would provide a Form W-8IMY for itself and a Form W-8BEN (or other appropriate certification) from each of its foreign partners. If the foreign noteholder fails to satisfy these requirements so that interest on the noteholder's notes was not portfolio interest, interest payments would be subject to federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction under an applicable income tax treaty, the foreign noteholder must provide the paying agent with a Form W-8BEN containing the appropriate information (which will include the foreign noteholder's United States taxpayer identification number if the notes are not actively traded) for claiming the treaty benefits. This form, if it contains the foreign noteholder's United States taxpayer identification number, is effective until a change in circumstances makes any information on the form incorrect, provided that at least one payment is reported to the noteholder annually on Internal Revenue Service Form 1042-S.

    The realization of any capital gain on the sale or other taxable disposition of a note by a foreign noteholder will be exempt from federal income and withholding tax, provided that

       (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign noteholder and

       (2) in the case of an individual foreign noteholder, the noteholder is not present in the United States for 183 days or more during the taxable year.

    If an individual foreign noteholder is present in the United States for 183 days or more during the taxable year, the gain on the sale or other disposition of the notes could be subject to a 30% withholding tax unless reduced by an applicable income tax treaty.

    If the interest or gain on a note held by a foreign noteholder is effectively connected with the conduct of a trade or business in the United States by the noteholder, the noteholder will be subject to federal income tax on the interest or gain with respect to the note at regular federal income tax rates. In addition, if the foreign noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its 'effectively connected earnings and profits' for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    If a foreign noteholder fails to provide necessary documentation to the trust or its paying agent regarding the noteholder's United States taxpayer identification number or certification of exempt status, a backup withholding tax may be applied to payments to that noteholder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign noteholder's federal income tax liability provided the required information is furnished to the Internal Revenue Service.

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State and Local Tax Consequences

    The depositor suggests potential noteholders consult their own tax advisors regarding whether the purchase of the notes, either alone or in conjunction with a noteholder's other activities, may subject a noteholder to any state or local taxes based, for example, on an assertion that the noteholder is either 'doing business' in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential noteholders should consider the state, local and other tax consequences of purchasing, owning or disposing of a note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes specific requirements on and with respect to employee benefit plans subject to ERISA and prohibits certain transactions with respect to assets of these plans and persons who are 'parties in interest' with respect to such plans. Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are 'disqualified persons' with respect to such plans. Some employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Internal Revenue Code), are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code, and assets of such plans may be invested in the notes if the investment is permitted under the provisions of other applicable laws and regulations.

    Investments by ERISA-regulated plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA-regulated plan. Before investing in the notes, an ERISA-regulated plan fiduciary should consider, among other factors, whether such investment is appropriate in view of the overall investment policy and liquidity needs of the ERISA plan.

Prohibited Transactions

    Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit plans from engaging in certain direct or indirect transactions involving parties in interest and disqualified persons, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties, respectively, on persons that engage or participate in prohibited transactions.

    Transactions involving the owner trust could constitute prohibited transactions under ERISA and/or the Internal Revenue Code for a plan that purchases any of the notes if the underlying assets held in the owner trust are deemed to be plan assets. Section 2510.3-101 of the U.S. Department of Labor's Regulations (the

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'Plan Asset Regulations') defines the term 'plan assets' for purposes of applying the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. Under the Plan Asset Regulations, when a plan acquires an 'equity interest' in another entity, the underlying assets of that entity may be considered to be plan assets unless certain exceptions apply. The Plan Asset Regulations provide that the term 'equity interest' means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.' Although there is no other applicable authority, unless otherwise indicated in the prospectus supplement, it is anticipated that the notes should be treated as indebtedness under local law and should not be treated as having substantial equity features. Under this anticipated treatment, the acquisition or holding of notes by a plan should not cause the owner trust to hold plan assets.

    In addition to the foregoing, the originators, the depositor, the underwriters, the servicer, the indenture trustee, the owner trustee or any of their affiliates may be considered or may become parties in interest or disqualified persons with respect to a plan. If so, the acquisition or holding of the notes by or on behalf of a plan may be considered to give rise to a prohibited transaction within the meaning of ERISA and/or Section 4975 of the Internal Revenue Code, unless an administrative exemption is available.

    Unless otherwise permitted by an administrative exemption issued by the U.S. Department of Labor, the notes may not be purchased with the assets of a plan if the originators, the depositor, the underwriters, the servicer, the indenture trustee, the owner trustee or any of their affiliates, either:

       (a) has discretionary authority or control with respect to the investment or management of the assets used to purchase such notes; or

       (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular needs of the plan; or

       (c) is an employer of employees covered under the plan.

    Depending on the relevant facts and circumstances, a prohibited transaction exemption may apply to the purchase or holding of the notes with plan assets. The administrative exemptions that might be applicable include the following:

         Prohibited Transaction Class Exemption ('PTCE') 96-23, which exempts transactions effected on behalf of a plan by an in-house asset manager;

         PTCE 95-60, which exempts transactions between insurance company general accounts and parties in interest;

         PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest;

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         PTCE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest;

         PTCE 84-14, which exempts transactions effected on behalf of a plan by a qualified professional asset manager; or

         Prohibited Transaction Exemption 2002-41, which exempts transactions related to the acquisition of securities on behalf of a plan in investment pools holding certain types of assets.

There can be no assurance that any of these administrative exemptions will apply with respect to a plan's investment in the notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

    Due to the complexity of these rules and the penalties imposed, any fiduciary or other plan investor who proposes to invest assets of a plan in the notes should consult with its counsel with respect to the potential consequences of doing so under ERISA and Section 4975 of the Internal Revenue Code.

                              RATINGS OF THE NOTES

    The owner trust will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

    The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

                                USE OF PROCEEDS

    The proceeds from the sale of the notes of each series, after funding any prefunding account or capitalized interest account and a portion of the cash collateral account or other form of credit enhancement for the series, and after paying the expenses of the depositor, will be used by the depositor to pay the purchase price due to CIT Financial USA and any of its other affiliated sellers under the purchase and sale agreement or the trust through which the depositor has arranged a warehouse receivables securitization facility relating to the financing of contracts sold by the depositor to the owner trust. That trust will use proceeds it receives to make payments on that facility.

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                              PLAN OF DISTRIBUTION

    The owner trust may sell notes to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell notes directly to other purchasers or through agents. The depositor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

    The originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make.

    Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

                                 LEGAL MATTERS

    McDermott Will & Emery LLP, New York, New York, will provide a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the depositor, the seller, the originators, the servicer and the administrator. Other legal matters for underwriters will be passed upon by counsel to underwriters. If an owner trust is formed pursuant to the laws of the State of Delaware, certain legal matters will be passed upon for the owner trust by its special Delaware counsel named in the related prospectus supplement.

                             FINANCIAL INFORMATION

    A new trust will be formed with respect to each series of notes and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of notes or certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

    Unless otherwise specified in the related prospectus supplement, neither the depositor nor any of its affiliates will have any liabilities or obligations with respect to any series of notes. Accordingly, the depositor has determined that its financial statements are not material to the offering of any series of notes.

                      WHERE YOU CAN FIND MORE INFORMATION

    Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

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    Please call the Securities and Exchange Commission at 1-800-SEC-0330 for
more information about the public reference rooms or visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

    The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

    All documents filed by the servicer, on behalf of a respective owner trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.

    If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to: CIT Group Inc., at 1 CIT Drive, Livingston, New Jersey 07039, Telephone No.
(973) 740-5000.

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


                                 INDEX OF TERMS


Term                                                              Page
----                                                              ----
CIT.........................................................        26
CIT Financial USA...........................................         3
Commission..................................................        26
contract pool principal balance.............................         5
contract principal balance..................................         5
DTC.........................................................        62
ECC.........................................................        29
EF..........................................................        27
ERISA.......................................................        89
exempt noteholder...........................................        84
Funding Period..............................................         6
Newcourt....................................................        32
original issue discount.....................................        84
Plan Asset Regulations......................................        89
PTCE........................................................        90
qualified stated interest...................................        83
SF..........................................................        27
stated redemption price at maturity.........................        84

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